DATED                                                                  2011

(1)	SOFINA PROPERTIES LIMITED as Chargor

(2)	LANDESBANK BADEN-WÜRTTEMBERG
as Security Agent

DEED OF DEBENTURE

CONTENTS

Clause

1.	Interpretation

2.	Fixed security

3.	Floating charge

4.	Provisions as to Security

5.	Representations and Warranties

6.	Undertakings

7.	When Security Becomes enforceable

8.	Enforcement of Security

9.	Receiver and Administrator

10.	Powers of Receiver

11.	Application of Proceeds

12.	Expenses and Indemnity

13.	Delegation

14.	Further Assurances

15.	Power of Attorney

16.	Preservation of Rights

17.	Miscellaneous

18.	Release and re-assignment

19.	Notices

20.	Governing Law

21.	Enforcement

22.	Counterparts

23.	Third Party Rights

SCHEDULE 1 – MORTGAGED PROPERTY

SCHEDULE 2 - FORM OF NOTICE TO OCCUPATIONAL TENANTS/GUARANTORS

SCHEDULE 3 - FORM OF NOTICE TO HEDGING COUNTERPARTIES

SCHEDULE 4 - FORM OF NOTICE TO ACCOUNT BANKS

SCHEDULE 5 - FORM OF NOTICE TO INSURERS

SCHEDULE 6 - FORM OF NOTICE TO CONTRACT COUNTERPARTIES

THIS DEED OF DEBENTURE is made on                                                                                                                                   2011

BETWEEN

(1)
SOFINA PROPERTIES LIMITED a company incorporated in the British Virgin Islands with registered number 644833 having its registered office at Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands (the "Chargor"); and

(2)
LANDESBANK BADEN-WÜRTTEMBERG as agent and security trustee for and on behalf of itself and the other Finance Parties (the "Security Agent", which expression shall include all successor agents and/or security trustees appointed from time to time).

WHEREAS:

(A)	The Chargor enters into this Deed to secure the repayment and satisfaction of the Secured Liabilities (as defined below).

(B)	The Chargor's managers are satisfied that entering into and performing this Deed is in the best interests, and for the commercial purposes and corporate benefit, of the Chargor's business.

(C)	It is intended by the parties hereto that this document take effect as a deed notwithstanding the fact that the Security Agent may only execute this document under hand.

NOW THIS DEED WITNESSES AND IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Deed:

"Act"	means the Law of Property Act 1925;

"Account Bank"	has the meaning ascribed to it in the Facility Agreement;

"Asset Management Agreement"	has the meaning ascribed to it in the Facility Agreement (and includes any agreement for the asset management of the Property from time to time);
"Asset Manager"	has the meaning ascribed to it in the Facility Agreement;
"Business Day"	has the meaning ascribed to it in the Facility Agreement and "Business Days" shall be construed accordingly;

"Causes of Action"
means all causes of action (including for breach of warranty or representation) and other rights and remedies which the Chargor has or may have in relation to the Charged Assets including those against its professional and other advisers and contractors;

"Charged Assets"
means the assets and undertaking of the Chargor from time to time mortgaged, charged or assigned (or intended to be mortgaged, charged or assigned) by way of fixed and/or floating security or other Security as security for the payment, performance or discharge of all or any part of the Secured Liabilities, and "Charged Asset" shall be construed accordingly;

"Compensation Payment"	means monies paid or payable in connection with the Charged Assets by way of compensation, endowment, gift, grant or otherwise;

"Default Rate"	means the rate of interest calculated in accordance with the default interest provisions contained in clause 8.4 (Default Interest) of the Facility Agreement;

"Due Diligence Reports"	means:

(a)	the due diligence report from Watts Group Plc Building Inspection Report dated 19 January 2011;

(b)	the Plowman Craven Measurement Report dated January 2011 and the previous reports used in the compilation of this report;

(c)	the RPS Consultants Limited Phase 1 Environmental Review dated January 2011;

(d)	the corporate due diligence report prepared by the Borrower's Solicitors dated 7 March 2011;

(e)	the Share Purchase Agreement report prepared by the Borrower's Solicitors dated 2 March 2011;

(f)	the PWC Tax Report; and

(g)	the PWC DD Report;

"Escrow Account"
means an account named as the Hines/Shalati Account in a designated client account of the Shareholder's solicitors (together the "Escrow Holders") into which the Retained Consideration (as defined in the Share Purchase Agreement) shall be paid;

"Event of Default"	means an Event of Default (as defined in the Facility Agreement);

"Facility Agreement"
means the £57,000,000 facility agreement dated on or about the date hereof between the Chargor (as borrower) (1), Landesbank Baden-Württemberg (as original lender) (2), Landesbank Baden-Württemberg (as agent) (3), the Security Agent (as security agent) (4), and Landesbank Baden-Württemberg (as arranger and original hedging counterparty) (5-6) (as varied, restated and/or amended from time to time);

"Finance Document"	has the meaning ascribed to it in the Facility Agreement, and "Finance Documents" shall be construed accordingly;

"Finance Party"	has the meaning ascribed to it in the Facility Agreement, and "Finance Parties" shall be construed accordingly;

"Financial Collateral"	has the meaning ascribed to it in the Regulations;

"Fixtures"	means all fixtures and fittings (including those of trade) and fixed plant and machinery on the Mortgaged Property in each case belonging to the Chargor;

"Hedging Arrangements"	has the meaning ascribed to it in the Facility Agreement, and "Hedging Arrangement" shall be construed accordingly;

"Holding Company"	has the meaning ascribed to it in the Facility Agreement;

"Insurances"	has the meaning ascribed to it in the Facility Agreement, and "Insurance" shall be construed accordingly;

"Management Agreement"	has the meaning ascribed to it in the Facility Agreement (and includes any agreement for the property management of the Property from time to time);
"Managing Agent"	has the meaning ascribed to it in the Facility Agreement;
"Mortgaged Property"	means all freehold, commonhold and leasehold property (including, where the context admits, the Premises) the subject of the security created by this Deed (including in particular the Property);

"Occupational Leases"	has the meaning ascribed to it in the Facility Agreement, and "Occupational Lease" shall be construed accordingly;

"Premises"	means any building or other edifice on or forming part of the Mortgaged Property or other Charged Asset;

"Property"
means all that leasehold property known as Stonecutter Court, London EC4 and 80-81 Farringdon Street, London EC4 as the same is registered at the Land Registry with Title numbers NGL694884 and NGL724371;

"Receiver"
means a receiver and manager or (if the Security Agent so specifies in the relevant appointment) a receiver, in either case, appointed under this Deed and shall include, if permitted by law, an administrative receiver or an administrator;

"Regulations"	means the Financial Collateral Arrangements (No.2) Regulations 2003;

"Rental Income"	has the meaning ascribed to it in the Facility Agreement;

"Reservations"	has the meaning ascribed to it in the Facility Agreement;

"Secured Liabilities"
means any and all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally and whether as principal or as surety or in any other capacity whatsoever) of the Chargor and/or the  Security Providers (or any of them) (and whether or not originally owed or incurred by that person or some other person, and in whatever currency) to the Security Agent and/or the Finance Parties (or any of them) under, or in connection with, the Finance Documents (including this Deed);

"Securities"
means all shares or other securities legally and/or beneficially owned from time to time by or on behalf of the Chargor in the share capital of any entity (together with all rights attaching thereto or derivative therein);

"Security"	has the meaning ascribed to it in the Facility Agreement;

"Security FCA"	means a Security Financial Collateral Arrangement as defined in the Regulations;

"Security Period"	means the period beginning on the date of this Deed and ending on the date on which the Security Agent is satisfied that:

(a)	the Secured Liabilities have been irrevocably and unconditionally satisfied in full;

(b)	no further Secured Liabilities will arise; and

(c)	no Finance Party has any further obligations (actual, contingent, prospective or otherwise) under any Finance Documents;

"Security Provider"	has the meaning ascribed to it in the Facility Agreement;

"Subsidiary"	has the meaning ascribed to it in the Facility Agreement; and

"1995 Act"	means the Landlord and Tenant (Covenants) Act 1995.

1.2	Construction

1.2.1
Any reference in this Deed to the "assets" (howsoever described) of any person include the undertaking, property, assets, accounts,  revenue and rights of whatsoever nature of such person, present, future and contingent and whether tangible or intangible (including uncalled share capital) and every kind of interest in such assets and any substitutes of the foregoing.

1.2.2
Any reference in this Deed, express or implied, to any enactment includes references to any amendment, re-enactment, and/or legislation subordinate to that enactment and/or any permission of whatever kind given under that enactment.

1.2.3	The headings in this Deed do not affect its interpretation.

1.2.4	Any reference in this Deed to a mortgage, charge or assignment of any asset or property shall be construed so as to include:

1.2.4.1	the proceeds of sale of any part of that asset or property, and any other monies paid or payable in respect of or in connection with that asset or property;

1.2.4.2
the benefit of any covenants for title given or entered into by any predecessor in title in respect of that asset or property and all other rights, benefits, claims, contracts, warranties, remedies, Security or indemnities in respect of that asset or property (including, in respect of the Property, under any Headlease); and

1.2.4.3	in respect of any Mortgaged Property, all Premises and Fixtures from time to time in or on that property.

1.2.5	Any obligation in this Deed to commit or not to commit any act or thing shall be deemed to include a like obligation to procure or not to permit any such act or thing.

1.2.6
Any reference in this Deed to, and the definition of, any document (including this Deed and any Finance Documents) is a reference to such document as it may be amended, novated, supplemented, extended (whether in respect of maturity or otherwise), restated, modified and replaced (in whole or in part) in each case no matter how fundamentally, and whether or not imposing new obligations or liabilities (whether or not more onerous).

1.2.7	Any reference in this Deed to any party or person includes any person deriving title from it or any permitted successor, transferee or assignee (whether immediate or derivative).

1.2.8
Any reference in this Deed to a "person" includes any individual, company, corporation, partnership, firm, joint venture, association, organisation, trust, joint venture, consortium, government, state or state agency (in each case, whether or not having a separate legal personality) or two or more of the foregoing.

1.2.9	Save where the context requires otherwise, words in this Deed in the singular shall include the plural and vice versa and any one gender shall include all genders.

1.2.10
References in this Deed to Clauses and Schedules are references to the clauses of and schedules to this Deed, and references in this Deed to Paragraphs are references to the paragraphs of the Schedules or to paragraphs of the definitions (if applicable), unless the context otherwise requires.

1.2.11	Capitalised terms defined in the Facility Agreement have the same meaning when used in this Deed unless otherwise defined herein.

1.2.12
Pursuant to, and in accordance with, the definition of "Security Document" in the Facility Agreement, the parties hereto hereby agree and confirm that this Deed shall be a Finance Document for all purposes.

1.2.13	In this Deed:

1.2.13.1	statements referring to the Security Agent's capacity as agent and/or trustee for itself and the other Finance Parties; and

1.2.13.2
any statements referring to monies, obligations or liabilities owing to, or other rights, benefits or discretions granted or created under this Deed to, or covenants, undertakings or other agreements made in favour of, the Security Agent and/or the Finance Parties (as the case may be);

are by way of explanation or clarification only and shall not prejudice the meaning of "Security Agent" (or "Finance Parties", as the case may be) elsewhere in this Deed where such statements are not made.

1.2.14	The words "other" and "otherwise" (and any other words having a similar effect) shall not be construed ejusdem generis with any foregoing words where a wider construction is possible.

1.2.15
The words "include", "including" and "in particular" (and any other words having a similar effect) shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any foregoing words.

1.2.16	A Default (including an Event of Default) is “continuing” if it has not been waived in writing by the Security Agent or remedied to the satisfaction of the Security Agent (acting reasonably).

1.3	Avoidance

If the Security Agent, acting reasonably, considers that any amount paid by the Chargor, any Security Provider or any other person in connection with the satisfaction of the Secured Liabilities is capable of being avoided or otherwise set aside on the liquidation, bankruptcy or administration (whether out of court or otherwise) of the Chargor, any Security Provider or any other person, as applicable, or otherwise, then that amount shall not be considered to have been irrevocably paid for the purpose of this Deed.

1.4	Disposition of Property

The terms of the other Finance Documents and of any agreement, document or side letter between the parties thereto are incorporated into each Finance Document (including this Deed) to the extent required for any purported disposition of any Mortgaged Property or any part thereof and any other relevant Charged Asset contained in any Finance Document to be a valid disposition in accordance with Section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989.

2.	FIXED SECURITY

2.1	Charges

The Chargor, as continuing security for the payment, performance and discharge of all the Secured Liabilities and in the manner specified in Clause 2.3:

2.1.1
charges in favour of the Security Agent (as agent and trustee for and on behalf of itself and the other Finance Parties) by way of first legal mortgage all the property now belonging to it and specified in Schedule 1 (Mortgaged Property); and

2.1.2
to the extent not validly and effectively charged by way of first legal mortgage pursuant to Clause 2.1.1 (where applicable), charges in favour of the Security Agent (as agent and trustee for and on behalf of itself and the other Finance Parties)  by way of a first fixed charge all its rights, title, benefit and interest (both present and future) in, to and under:

2.1.2.1	all estates and interests in any freehold, commonhold or leasehold property now or in the future belonging to it;

2.1.2.2
(to the extent not assigned pursuant to Clause 2.2.1) any agreement relating to the acquisition of the Mortgaged Property and the benefit of all agreements, contracts, deeds, undertakings, guarantees, warranties and other documents now or hereafter in existence in relation to the Mortgaged Property (including, without limitation, each Management Agreement);

2.1.2.3	all plant and machinery now or in the future belonging to it and its interest in any plant or machinery in its possession and in all Fixtures;

2.1.2.4	(to the extent not assigned pursuant to Clause 2.2.1) all of its benefits, claims and returns of premiums in respect of the Insurances;

2.1.2.5
(to the extent not assigned pursuant to Clause 2.2.1) its rights under any appointment of any managing agent and/or asset manager of the Mortgaged Property or the Premises (including without limitation any Managing Agent or Asset Manager) from time to time (including, without limitation, each Management Agreement and Asset Management Agreement);

2.1.2.6
except for the Escrow Account all monies deposited in or standing to the credit of any account from time to time situated in England and Wales f the and any tenant's or rent deposit accounts to the extent of the Chargor's interest therein and (notwithstanding that the existence of such an account may be in breach of this Deed or any other Finance Document) with any person and the debts represented by them;

2.1.2.7	its goodwill and its uncalled capital;

2.1.2.8
its book and other debts and monetary claims, both uncollected and collected, the proceeds of the same and all monies otherwise due and owing to it (including, for the avoidance of doubt, any loan(s) made to any Holding Company or any Subsidiary of any Holding Company);

2.1.2.9	all rights, securities and guarantees of whatsoever nature enjoyed or held by it in relation to anything in Clause 2.1.2.8;

2.1.2.10
all permissions of whatsoever nature and whether statutory or otherwise, held in connection with the Mortgaged Property and the right to recover and receive all compensation which may be payable to it;

2.1.2.11
(to the extent not assigned pursuant to Clause 2.2.1) to the extent vested in it, of all building contracts, professionals' appointments, guarantees, warranties and representations given or made by any building contractors, professional advisers or any other person in relation to the Mortgaged Property, including all rights and remedies available to it against such persons;

2.1.2.12
any patents, trade marks, copyrights, registered or other designs (including, without limitation, designs relating to any construction works on the Mortgaged Property) and any other intellectual property assets or rights;

2.1.2.13	each VAT refund payable by HMRC to the Chargor (together with all rights to claim such VAT refund and the proceeds of any judgement awarded in favour of the Chargor in relation to such VAT refund);

2.1.2.14	(to the fullest extent permitted at law) all rights in respect of the proceeds of any order of the court made pursuant to sections 238(3), 239(3) or 244 of the Insolvency Act 1986;

2.1.2.15
(to the extent not assigned pursuant to Clause 2.2.1) the benefit of all present and future licences, consents and authorisations (statutory or otherwise) held in connection with the Chargor's business or the use of any Charged Asset and the right to recover and receive all compensation that may be payable to it in respect of them;

2.1.2.16	any Securities (in each case whether held by it and/or any nominee or other person on its behalf);

2.1.2.17	(to the extent not assigned pursuant to Clause 2.2.1.10) the Share Purchase Agreement;

2.1.2.18	(to the extent not prohibited by the terms of the Due Diligence Reports) the Due Diligence Reports; and

2.1.2.19	all assets which are specified in Clause 2.1.2.19 and are not capable of assignment and not otherwise charged pursuant to this Clause 2.1.2.

2.2	Assignment

2.2.1
The Chargor, in the manner specified in Clause 2.3 of this Deed, assigns and agrees to assign to the Security Agent (as agent and trustee for and on behalf of itself and the other Finance Parties) absolutely, subject to re-assignment on the expiry of the Security Period in accordance with Clause 18, as continuing security for the payment, performance and discharge of the Secured Liabilities all of its right, title, benefit and interest (both present and future) in, to and under:

2.2.1.1
all Rental Income (including, for the avoidance of doubt, all future Rental Income) and any guarantee of any such Rental Income in its favour contained in or relating to any Occupational Lease or otherwise;

2.2.1.2	all Occupational Leases of all or any part of the Mortgaged Property;

2.2.1.3
all its rights (if any) under any Insurances relating to the Charged Assets to which the Chargor is otherwise entitled (including any claims or payments under, and returns of premiums in respect of, the Insurances);

2.2.1.4
all agreements, contracts, deeds, appointments, licences, undertakings, guarantees, covenants, warranties, representations and other documents (including all documents entered into now or in the future so as to enable the Security Agent (as agent and trustee for and on behalf of itself and the other Finance Parties) to perfect its rights under this Deed or any such agreement, contract, deed, licence, undertaking, guarantee, covenant, warranty, representation or other document) entered into by or given to the Chargor in respect of the Mortgaged Property (including, without limitation, each Management Agreement or Asset Management Agreement) or any other Charged Assets including all:

2.2.1.4.1	claims, remedies, awards or judgements paid or payable to the Chargor (including, without limitation, all liquidated and ascertained damages payable to the Chargor under the above); and

2.2.1.4.2
guarantees, warranties, bonds and representations given or made by, and any rights or remedies against, any designer, builder, contractor, professional adviser, sub-contractor, manufacturer, supplier or installer of any Fixture;

in each case, relating to all or any part of the Mortgaged Property or such Charged Assets;

2.2.1.5
all licences held now or in the future in connection with the business carried on upon all or any part of the Mortgaged Property and also the right to recover and receive all compensation which may at any time become payable to the Chargor under the Licensing Act 1964;

2.2.1.6
all chattels hired, leased or rented by the Chargor to or from any person together in each case with the benefit of the related hiring, leasing or rental contract and any guarantee, indemnity or other Security for the performance of the obligations of any person under or in respect of such contract;

2.2.1.7	its benefits and interest in any loan(s) made to, or made available by, any Holding Company or any Subsidiary of any Holding Company, or any Subordinated Creditor;

2.2.1.8	all Causes of Action;

2.2.1.9	the benefit of any Compensation Payment; and

2.2.1.10	the Share Purchase Agreement;

2.2.1.11	(to the extent not prohibited by the terms of the Due Diligence Reports) the Due Diligence Reports; and

2.2.1.12	each and every Hedging Arrangement and all rights and all proceeds paid or payable thereunder.

2.2.2
To the extent that any such right, title, benefit and interest described in Clause 2.2.1 is not assignable or capable of assignment, such assignment purported to be effected by Clause 2.2.1 shall operate, as continuing Security for the payment, discharge, performance and satisfaction of the Secured Liabilities, as an assignment of any and all proceeds of such right, title, benefit or interest paid or payable thereunder save for any proceeds or other amounts properly payable to any third party and to which the Chargor has no right, title, benefit or interest.

2.3	Title Guarantee

2.3.1	Every disposition effected by this Deed is made with full title guarantee.

2.3.2
The other terms of this Deed do not limit or extend any of the covenants implied by virtue of Part 1 of the Law of Property (Miscellaneous Provisions) Act 1994 but create separate and independent obligations having effect cumulatively with those implied covenants.

3.	FLOATING CHARGE

3.1	Creation

The Chargor as continuing security for the payment, performance and discharge of the Secured Liabilities and in the manner specified in Clause 2.3 of this Deed charges in favour of the Security Agent (as agent and trustee for and on behalf of itself and the other Finance Parties) by way of a first floating charge all its assets and undertaking not otherwise validly and effectively mortgaged or charged by way of legal or equitable mortgage, fixed charge or assignment (whether at law or in equity) by Clause 2.

3.2	Conversion by Notice

The Security Agent may by notice in writing to the Chargor convert the floating charge created by this Deed into a fixed charge in relation to all or any of the Chargor's assets specified in the notice if:

3.2.1	the Security Agent has reasonable grounds for considering those assets to be in jeopardy, by legal process or otherwise;

3.2.2	an Event of Default is continuing;

3.2.3
the Security Agent becomes aware or reasonably believes that all or any of the Chargor's assets specified in the notice may be sold or otherwise disposed of (other than in accordance with the Finance Documents);

3.2.4
the Security Agent has reasonable grounds for considering that converting the floating charge created by this Deed into a fixed charge is necessary in order to protect the priority of its Security in relation to all or any of the Chargor's assets specified in the notice;

3.2.5
the Security Agent becomes aware or reasonably believes that steps have been taken which would, in the reasonable opinion of the Security Agent, be likely to lead to the making of an application to appoint an administrator (whether out of court or otherwise) in relation to the Chargor (or that such an application has been made, or that such an administrator has been appointed) or the making of a petition to wind up the Chargor (or that such a petition has been presented or that a liquidator has been appointed); and/or

3.2.6	steps have been taken to appoint an administrator of the Chargor (whether out of court or otherwise).

3.3	Automatic Conversion

3.3.1
The floating charge created by this Deed shall (in addition to the circumstances in which the same will occur under general law) automatically be converted (without notice) with immediate effect into a fixed charge over all the assets, rights and property of the Chargor on the convening of any meeting of the members of the Chargor to consider a resolution to wind up the Chargor (or not to wind up the Chargor) or on the convening of any meetings of the directors or members of the Chargor for the purposes of considering any resolution or application for putting the Chargor into administration (whether out of court or otherwise).

3.3.2	If:

3.3.2.1	the Chargor breaches any provision of Clause 6.8 (Restrictions on Dealings) in respect of any of the Charged Assets which are subject to an uncrystallised floating charge under this Deed; and/or

3.3.2.2	any person levies or attempts to levy any distress, attachment, execution or other legal process against any such Charged Assets; and/or

3.3.2.3	any person presents or makes an application for a warrant of execution, writ of fieri facias, garnishee order or charging order in respect of any such Charged Assets;

then the floating charge created by this Deed over the Charged Assets to which the breach or step or levy or application relates shall (without prejudice to any law which may have a similar effect) automatically be converted (without notice) with immediate effect into a fixed charge over such assets as soon as that breach occurs or step is taken or levy or application is made.

3.4	Qualifying Floating Charge

The floating charge created by this Deed is a qualifying floating charge for the purposes of paragraph 14 of Schedule B1 to the Insolvency Act 1986.

3.5	No Waiver

The giving by the Security Agent of a notice pursuant to Clause 3.2 in relation to any class of the Chargor's assets, rights and property shall not be construed as a waiver or abandonment of the Security Agent's rights to give other similar notices in respect of any other class of assets or any of the rights of the Security Agent or any Finance Party under any Finance Document.

3.6	Re-conversion

The Security Agent may, at any time in its absolute discretion, by notice in writing to the Chargor, re-convert any charge which has crystallised under Clause 3.2 (Conversion by notice) or Clause 3.3 (Automatic conversion) into a floating charge in relation to the Charged Assets specified in the notice.

4.	PROVISIONS AS TO SECURITY

4.1	Perfection of Security

The Chargor will take such action as is available to it:

4.1.1	to perfect and protect the Security constituted or intended to be constituted under this Deed;

4.1.2	to maintain the Security constituted or intended to be constituted under this Deed; and

4.1.3
to make all filings and registrations and to take all such other steps as may be necessary in connection with the creation, perfection or protection of the Security constituted or intended to be constituted under this Deed.

4.2	Deposit of Title Deeds

The Chargor shall immediately upon the execution of this Deed (or upon coming into the possession of the Chargor at any time) deposit with the Security Agent (or procure that the Chargor’s solicitors provide an acceptable undertaking to the Security Agent to hold to its order) all deeds, certificates and other documents constituting or evidencing title to the Charged Assets.

4.3	Memorandum of Charge

The Chargor shall promptly upon request by the Security Agent and at the Chargor's cost:

4.3.1	affix to such items of the Charged Assets; and/or

4.3.2	endorse on any documents evidencing title to the Charged Assets;

notice of the Security intended to be constituted under this Deed or which otherwise secures all or any part of the Secured Liabilities in such form as the Security Agent may require.

5.	REPRESENTATIONS AND WARRANTIES

5.1	Making of Representations

The Chargor makes the representations and warranties set out in this Clause 5 to the Security Agent (as agent and trustee for and on behalf of itself and the other Finance Parties).  The representations and warranties so set out are made on the date of this Deed and are deemed to be repeated by the Chargor daily throughout the Security Period with reference to the facts and circumstances then existing.

5.2	Status

5.2.1	It is a company duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

5.2.2	It has the power to own its assets and carry on its business, as it is being conducted.

5.2.3	It possesses the capacity to sue and be sued in its own name.

5.3	Title to Assets

5.3.1
It is the sole, legal and beneficial owner of, and  has good (save as fairly and expressly disclosed in the Report on Title), marketable and valid title (which was acquired with full title guarantee) to, the Mortgaged Property and the Charged Assets.

5.3.2	The Charged Assets are within, and shall remain within, the Chargor's own disposition and control and free from any restrictions on transfer.

5.4	Powers and authority

The Chargor has the power, capacity and authority to enter into, perform and deliver, and has taken all necessary corporate and other action to authorise the entry into, performance and delivery of this Deed and the transactions contemplated by this Deed.

5.5	Legal validity

5.5.1	Subject to registration at the Land Registry, this Deed constitutes its legal, valid, binding and (subject to the Reservations) enforceable obligations.

5.5.2	Subject to registration at the Land Registry, all Authorisations required:

5.5.2.1	to enable the Chargor lawfully to carry out its objects and to enter into, exercise its rights and comply with its obligations in this Deed; and

5.5.2.2	to make this Deed valid, enforceable and admissible in evidence in its jurisdiction of incorporation;

5.5.2.3	for the proper conduct of the business trade, and activities of the Chargor;

have been obtained or effected and are in full force and effect or, in each case, will where required be obtained or effected, and the Chargor is not aware of any circumstances which are likely to result in any such Authorisations being varied, superseded, challenged or revoked.

5.6	Security

5.6.1
Subject to due registration at the Land Registry and at the Registry of Corporate Affairs in the British Virgin Islands, this Deed creates the various forms of security it purports to create (with the priority it purports to confer), and is not liable to be avoided or otherwise set aside on the bankruptcy, insolvency, liquidation or administration of the Chargor, or otherwise.

5.6.2	Subject to the Finance Documents, the Charged Assets are free from any Security.

5.7	Non-conflict

The entry into and performance by it of, and the transactions contemplated by, this Deed do not and will not:

5.7.1
conflict with or contravene any law or regulation applicable to, or any order of any governmental authority, regulator, body or agency, or any judgement, order or decree of any court having jurisdiction over it;

5.7.2
conflict with or contravene its constitutional or organisational documents (and in particular do not and shall not violate, or exceed any borrowing or other power or restriction granted or imposed by its constitutional documents or) any law to which it or its assets are subject; nor

5.7.3
conflict with or contravene, or result in a breach of, or constitute a default under, any agreement or instrument binding upon it or any of its assets (including, without limitation, any licence or Authorisation or regulation to which it is subject); nor

5.7.4	(save as provided in this Deed) result in the existence of, or oblige it to create, any Security over any of the Charged Assets.

5.8	Centre of Main Interest

The Chargor's COMI is situated in England and Wales or its jurisdiction of incorporation, and the Chargor has no Establishment other than in England and Wales or its jurisdiction of incorporation.

5.9	Assigned agreements

All agreements, contracts, deeds, appointments, licences, undertakings, guarantees, covenants, warranties, representations and other documents assigned by the Chargor to the Security Agent pursuant to Clause 2.2 of this Deed are legal, valid, binding and (subject to the Reservations) enforceable, and contain no prohibitions on assignment.

5.10	Stamp duty

No stamp or registration duty or similar tax or charge is payable in its jurisdiction of incorporation in respect of this Deed or the share transfer instruments to be delivered pursuant to this Deed, other than a registration fee which is payable for the registration of this Deed pursuant to section 163 of the BVI Business Companies Act 2004 (as amended).

5.11	Governing law and enforcement

5.11.1	The choice of English law as the governing law of this Deed will be recognised and enforced in the Chargor's jurisdiction of incorporation.

5.11.2	Any judgement obtained in England in relation to this Deed will be recognised and enforced in the Chargor's jurisdiction of incorporation.

5.12	UK Establishment

The Chargor does not have (nor has it had) any UK establishment registered for the purposes of the Overseas Companies (Execution of Documents and Registration of Charges) Regulations 2009, and neither has the Chargor registered any UK establishment under any alternative or trading name under section 1048 of the Companies Act 2006, for the purposes of the aforementioned Regulations or otherwise.

6.	UNDERTAKINGS

6.1	Duration

The undertakings in this Clause 6 shall remain in force throughout the Security Period and are given by the Chargor to the Security Agent (as agent and trustee for and on behalf of itself and the other Finance Parties).

6.2	Book Debts and Receipts

6.2.1
The Chargor shall at its own cost take all action to promptly and efficiently collect and realise all book and other debts and monetary claims and pay the proceeds thus realised and subject to the terms of the Facility Agreement all Rental Income into the Rent Account or such other relevant Control Account as specified in the Facility Agreement or such separate and denominated account as the Security Agent may designate from time to time and, pending payment into such account, shall hold the proceeds thus realised and all Rental Income upon trust for the Security Agent (as agent and trustee for and on behalf of itself and the other Finance Parties).

6.2.2
Without prejudice to Clause 6.8, the Chargor shall not release, exchange, compound, set-off or grant time or indulgence in respect of its book and other debts and monetary claims, or sell, factor, discount or otherwise deal with or dispose of them.

6.3	Notice to Tenants or Other Occupiers

6.3.1
The Chargor shall, at the direction of the Security Agent from time to time, give notice to each tenant or other occupier of the Mortgaged Property and any guarantor thereof substantially in the form specified in Schedule 2 and shall use all reasonable endeavours to procure that each recipient promptly acknowledges that notice in the form specified in Schedule 2.

6.3.2
Without prejudice to the foregoing, the Chargor shall, on the date of this Deed, provide the Security Agent with such notices in respect of the Occupational Leases existing at the date hereof, and the Security Agent is hereby irrevocably and unconditionally authorised to complete and deliver the same to the relevant tenants, occupiers or sureties.

6.4	Notice to Hedging Counterparties

The Chargor shall, at the direction of the Security Agent, give notice to each counterparty to each Hedging Arrangement substantially in the form specified in Schedule 3 and shall use all reasonable endeavours to procure that each recipient promptly acknowledges that notice in the form specified in Schedule 3.

6.5	Notice to Account Bank

The Chargor shall, at the direction of the Security Agent, give notice to any Account Bank substantially in the form specified in Schedule 4 and shall use all reasonable endeavours to procure that such Account Bank shall promptly acknowledge that notice in the form specified in Schedule 4.

6.6	Notice to Insurers

The Chargor shall, at the direction of the Security Agent from time to time, give notice to any insurers substantially in the form specified in Schedule 5 and shall use all reasonable endeavours to procure that each such insurer shall promptly acknowledge that notice substantially in the form specified in Schedule 5.

6.7	Notices to Landlords and Other Persons

6.7.1
The Chargor shall, at the direction of the Security Agent, give notice to the landlord under the Headlease (and pay any appropriate registration fees) in the form required as agreed with the Security Agent and shall use reasonable endeavours to procure that such landlord shall promptly acknowledge that agreed notice.

6.7.2
The Chargor shall, at the direction of the Security Agent, give notice of the Security contained herein to such other person and in such form as the Security Agent may reasonably specify and shall use reasonable endeavours to procure that such person acknowledges promptly that notice substantially in such form as the Security Agent may reasonably require.

6.8	Restrictions on Dealings

The Chargor shall not, save as otherwise expressly permitted by the Finance Documents:

6.8.1	create or purport to create or permit to subsist any Security of whatsoever nature on or in relation to any Charged Asset; nor

6.8.2
(whether by a single transaction or a number of related transactions, and whether at the same time or over a period of time) sell, transfer, grant (including granting any option), declare a trust of, lease (other than the grant of Occupational Leases in accordance with the Finance Documents), licence or otherwise dispose of (or purport to sell, transfer, grant (including granting any option), declare a trust of, lease, licence or otherwise dispose of) any Charged Asset or permit the same to occur; nor

6.8.3
do or cause or permit to be done anything which would reasonably be expected to in any way depreciate, jeopardise or otherwise prejudice the value to the Security Agent (as agent and trustee for and on behalf of itself and the other Finance Parties) of the Security constituted hereby and/or the value of the Charged Assets; nor

6.8.4
sell or otherwise dispose of any of its assets on terms whereby such asset is or may be leased to or re-acquired or acquired by it, or any other member of its group or sell or otherwise dispose of any of its receivables on recourse terms.

6.9	After-acquired Property

In relation to any freehold, commonhold or leasehold or other interest in property acquired by or on behalf of the Chargor on or after the date of this Deed, the Chargor shall (at its own expense):

6.9.1
notify the Security Agent immediately upon the occurrence of such acquisition (and for the purposes of this Clause 6.9.1 the date of exchange of contracts for such an acquisition shall be deemed the date of acquisition);

6.9.2
where the title to any such property is registered at the Land Registry, immediately apply to be registered as the proprietor of the registered estate acquired in relation to such property (and the Chargor hereby consents to any application that the Security Agent may require to be made to the Land Registry for the registration of an agreed notice on Form AN1 against the relevant registered title at the Land Registry for the protection of the Security constituted by this Deed);

6.9.3	where the title to any such property is not registered at the Land Registry, promptly comply with its obligations contained in Clause 17.4 (Unregistered land) of this Deed in respect of such property;

6.9.4
where the title to any such property represents the transfer of either part of a commonhold unit or part of the common parts of land registered as a freehold estate in commonhold land under the Commonhold and Leasehold Reform Act 2002, also procure that the application to register the transfer is accompanied by an application on Form CM3 to register the commonhold community statement and/or the memorandum and articles of association (as amended in relation to the transfer as required by Rule 15 or, as appropriate, Rule 16 of the Commonhold (Land Registration) Rules 2004);

6.9.5
at its cost, in any such case, execute and deliver to the Security Agent, on demand, a legal mortgage (in substantially the same terms as this Deed) in favour of the Security Agent in respect of such freehold, commonhold or leasehold or other interest in property; and

6.9.6
in any event, give the Land Registry written notice of this Deed and procure that notice of it be duly noted in the registers to each title of any such property in accordance with the provisions of this Deed;

6.9.7
and, in any such case, shall immediately after the completion of any such registration provide the Security Agent with a copy of the relevant Title Information Document issued by the Land Registry recording such registration(s).

6.10	To comply with Laws

The Chargor shall comply with all obligations under any law or statute and all bye-laws and regulations to which it may be subject from time to time relating to the whole or any part of the Charged Assets (including, without limitation, all Environmental Laws, all Planning Laws and all laws relating to the occupation and use of the Mortgaged Property).

6.11	To provide Information

The Chargor shall promptly provide to the Security Agent whatever information, documents or papers relating to the Charged Assets and the business of the Chargor as the Security Agent may from time to time reasonably request.

6.12	Covenant to perform

If the Chargor shall fail to perform any of its obligations under this Clause 6  then the Security Agent may take such steps as it considers appropriate to procure the performance of such obligations and shall not thereby be deemed to be a mortgagee in possession and the costs and expenses incurred by the Security Agent shall be reimbursed by the Chargor on demand and until so reimbursed shall carry interest (both before and after judgement, bankruptcy, liquidation or administration) at the Default Rate from the date of the same being incurred to the date of payment PROVIDED THAT the Security Agent shall not be entitled to receive any reimbursement of any amount under this clause 6.12 to the extent that it has already been reimbursed in respect of such amount under any other provision of the Finance Documents.

7.	WHEN SECURITY BECOMES ENFORCEABLE

The security constituted by this Deed shall become immediately enforceable and the power of sale and other powers conferred by section 101 of the Act, as varied or amended by this Deed, shall be immediately exercisable upon and at any time after the occurrence of any Event of Default which is continuing after which the Security Agent may in its absolute discretion enforce all or any part of the security in any manner it sees fit or (if expressly prescribed therein) in accordance with the provisions of the Finance Documents.

8.	ENFORCEMENT OF SECURITY

8.1	General

8.1.1	For the purposes of all powers implied by statute, the Secured Liabilities are deemed to have become due on the date of this Deed.

8.1.2	Section 103 of the Act (restricting the power of sale) and section 93 of the Act (restricting the right of consolidation) do not apply to the security constituted by this Deed.

8.1.3
The statutory powers of leasing conferred on the Security Agent are extended so that, without the need to comply with any provision of sections 99 or 100 of the Act, the Security Agent is empowered to lease, make agreements for leases, accept surrenders of leases and grant options as the Security Agent may think fit.

8.1.4
The Chargor shall (at its own cost) forthwith upon the request of the Security Agent, appoint a second trustee or co-trustee (if there are not already two such trustees) (in each case approved by the Security Agent) of all or part of the Charged Assets.

8.2	Right of Appropriation of Financial Collateral

To the extent that any of the Charged Assets constitute Financial Collateral and this Deed and the obligations of the Chargor under this Deed constitute a Security FCA, the Security Agent (as agent and trustee for and on behalf of itself and the other Finance Parties) shall have the right, at any time after the security constituted by this Deed has become enforceable, to appropriate (whether by set-off or otherwise howsoever) all or any part of such Financial Collateral in or towards discharge of the Secured Liabilities.  For this purpose, the parties agree that the value of such Financial Collateral shall be:

8.2.1
(in the case of cash) the amount standing to the credit of each bank account of the Chargor as the same may be secured hereunder pursuant to a Security FCA, together with any accrued but unpaid interest, at the time the right of appropriation is exercised; and

8.2.2
(in the case of Securities as the same may be secured hereunder pursuant to a Security FCA) the market price of such Securities determined by the Security Agent by reference to a public index or by such other process as the Security Agent may reasonably select (including independent valuation);

and, in each case, the parties hereby agree that the manner of valuation provided for in this Clause 8.2 shall constitute a commercially reasonable manner of valuation for the purposes of the Regulations. To the extent that any of the Charged Assets constitute Financial Collateral, the Chargor hereby agrees that such Charged Assets shall be held or re-designated so as to be under the control of the Security Agent for the purposes of the Regulations.

8.3	Agent of the Chargor

For all purposes each Receiver is deemed to be the agent of the Chargor and accordingly is deemed to be in the same position as a Receiver duly appointed by a mortgagee under the Act.  The Chargor alone shall be responsible for the Receiver's contracts, engagements, acts, commissions, omissions, defaults and losses and for liabilities incurred by him, and no Finance Party shall incur any liability of whatsoever nature (either to the Chargor or to any other person) by reason of the Security Agent making his appointment as a Receiver or for any other reason.  The agency of the Receiver shall continue until the Chargor shall go into liquidation and after that the Receiver shall act as principal and shall not become the agent of the Security Agent.

8.4	Contingencies

If the Security Agent enforces the security constituted by this Deed (whether by the appointment of a Receiver or otherwise howsoever) at a time when no amounts are due under the Finance Documents but at a time when amounts may or will become so due, the Security Agent (or the Receiver) may pay the proceeds of any recoveries effected by it into an interest-bearing account opened and maintained with the Security Agent, (or, if the Security Agent directs, the Account Bank) or otherwise as directed by the Security Agent.

8.5	Mortgagee in Possession - No Liability

Neither the Security Agent nor any Receiver will be liable, by reason of entering into possession of a Charged Asset, to account as mortgagee in possession or for any loss on realisation or for any default or omission for which a mortgagee in possession might otherwise be liable.

8.6	Privileges

Each Receiver and the Security Agent is entitled to all the rights, powers, privileges and immunities conferred by the Act on mortgagees and receivers when such receivers have been duly appointed under the Act, except that section 103 of the Act does not apply.

8.7	Protection of Third Parties

No person (including a purchaser) dealing with the Security Agent or a Receiver or its or his agents need enquire:

8.7.1	whether the Secured Liabilities have become payable; or

8.7.2	whether any power which the Security Agent or that Receiver may purport to exercise has become exercisable or is being properly exercised; or

8.7.3	whether any money remains due; or

8.7.4	how any money paid to the Security Agent or to the Receiver is to be applied.

8.8	Redemption of Prior Mortgages

At any time after the security constituted by this Deed has become enforceable, the Security Agent may, at the sole cost and expense of the Chargor (payable to the Security Agent on demand):

8.8.1	redeem any prior form of Security on or relating to any Charged Asset; and/or

8.8.2	procure the transfer of that form of Security to itself; and/or

8.8.3	settle and pass the accounts of any prior mortgagee, chargee or encumbrancer which once so settled and passed shall be conclusive and binding on the Chargor.

The Chargor shall on demand pay to the Security Agent all principal monies and interest and all costs, expenses and losses incidental to any such redemption or transfer made pursuant to this Clause 8.8.

8.9	Securities

At any time after an Event of Default has occurred and is continuing or the Chargor has requested the appointment of a Receiver, or a Receiver has been appointed, the Security Agent (as agent and trustee for and on behalf of itself and the other Finance Parties) may exercise (in the name of the Chargor or otherwise, and without any further consent or authority on the part of the Chargor irrespective of any direction given by the Chargor) or refrain from exercising any voting rights and any powers or rights which may be exercised by the person or persons in whose name or names any of the Securities are registered or who is the holder of any of them (including all the powers and discretions conferred on trustees by the Trustee Act 1925 and the Trustee Act 2000 except as otherwise expressly provided for in this Deed but provided that the duty of care set out in Section 1(1) of the Trustee Act 2000 shall not apply to any such power of investment (however conferred) by the Security Agent in respect of securities or property subject to a trust) and the Chargor hereby irrevocably authorises and appoints the Security Agent to exercise all such voting and other rights accordingly.  (For the avoidance of doubt, in case of any conflict between the Trustee act 2000 and the terms of this Deed, the terms of this deed shall prevail to the fullest extent permitted by law).

9.	RECEIVER AND ADMINISTRATOR

9.1	Appointment of Receiver or Administrator

9.1.1
At any time following the occurrence of an Event of Default which is continuing, or at any time if the Chargor so requests the Security Agent in writing,  the Security Agent may, without further notice, appoint in writing under seal or in writing under its hand any one or more persons to be a Receiver of all or any part of the Charged Assets as if the Security Agent had become entitled under the Act to exercise the power of sale conferred under the Act.

9.1.2
At any time following the occurrence of an Event of Default which is continuing, without further notice the Security Agent (as agent and trustee for and on behalf of itself and the other Finance Parties) may appoint (or apply to the court to appoint) any one or more qualified persons to be an administrator of the Chargor.

9.1.3
In this Deed "qualified person" means a person who, under any applicable provision of the Insolvency Act 1986, is qualified to act as a receiver of the property of any company with respect to which he is appointed or as an administrative receiver or administrator of any such company.

9.1.4	Nothing in this Deed shall prejudice or limit any power, right or remedy available to an administrator at law.

9.2	Relationship with Security Agent

To the fullest extent permitted by law, any right, power or discretion conferred by this Deed (be it express or implied) or by law upon a Receiver of any Charged Asset or on any mortgagee may, following the occurrence of an Event of Default which is continuing, be exercised by the Security Agent (as agent and trustee for and on behalf of itself and the other Finance Parties) in relation to any Charged Asset either:

9.2.1	without first appointing a Receiver; or

9.2.2	notwithstanding the appointment of a Receiver.

9.3	Removal

The Security Agent (as agent and trustee for and on behalf of itself and the other Finance Parties) may by writing under its hand (subject to any requirement for any order of the court in the case of an administrative receiver):

9.3.1	remove any Receiver appointed by it;

9.3.2	whenever it deems it expedient, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated; and

9.3.3	replace an administrator of the Chargor previously appointed by the Security Agent where there is a vacancy in such office.

9.4	Remuneration

The Security Agent may, subject to section 36 of the Insolvency Act 1986, fix the remuneration of any Receiver appointed by it without being limited to the maximum rate specified in section 109(6) of the Act.

10.	POWERS OF RECEIVER

10.1	General

10.1.1
In addition to those conferred by the Act on any receiver appointed under the Act, each Receiver has, and is entitled to exercise, all of the rights, powers and discretions set out below in this Clause 10 and elsewhere in this Deed.

10.1.2
If there is more than one Receiver holding office at the same time, unless the document appointing him states otherwise, each Receiver may exercise all of the powers conferred on a Receiver under this Deed individually and to the exclusion of any other Receivers.

10.1.3
Every Receiver for the time being holding office by virtue of an appointment made by the Security Agent under this Deed shall have all the rights, powers and discretions conferred by the Act, the Insolvency Act 1986 and otherwise by law and shall have all the rights, powers and discretions conferred on an administrative receiver under the Insolvency Act 1986.

10.1.4	A Receiver may, in the name of the Chargor if he so wishes:

10.1.4.1
do all acts and things which he may consider expedient for realising any Charged Asset or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Deed or by law; and

10.1.4.2
exercise in relation to any Charged Asset all the powers, authorities and things which he would be capable of exercising as if he were its absolute beneficial owner (including, for the avoidance of doubt, the operation of any account (including, without limitation, any Control Account) in which the Chargor has any rights, title or interest (whether legal or beneficial)).

10.2	Borrow Money

A Receiver may raise and borrow money (either unsecured or on the security of any Charged Asset, either in priority to the security constituted by this Deed or otherwise) on any terms and for whatever purpose which he thinks fit.  No person lending that money need enquire as to the propriety or purpose of the exercise of that power or to check the application of any money so raised or borrowed.

10.3	Carry on Business

A Receiver may carry on the business of the Chargor as he thinks fit.

10.4	Compromise

A Receiver may settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Chargor or relating in any way to any Charged Asset.

10.5	Delegation

A Receiver may delegate his powers in accordance with Clause 13.

10.6	Employees

For the purposes of this Deed, a Receiver may:

10.6.1	appoint and discharge managers, officers, agents, accountants, servants, workmen and others upon such terms as to remuneration or otherwise as he may think proper; and

10.6.2	discharge any such persons appointed by the Chargor.

10.7	Leases

A Receiver may let or licence any Charged Asset (or any part thereof) for any term and at any rent (with or without a premium) which he thinks proper and may accept a surrender of any lease or tenancy of any Charged Asset on any terms which he thinks fit (including the payment of money to a lessee or tenant on a surrender).

10.8	Legal Actions

A Receiver may bring, prosecute, enforce, defend and abandon all actions, suits and proceedings in relation to any Charged Asset as he considers expedient.

10.9	Possession

A Receiver may take immediate possession of, get in and collect any Charged Asset.

10.10	Protection of Assets

A Receiver may, in each case as he may think fit:

10.10.1
make and effect all repairs, renewals, and improvements, and effect, renew or increase any insurances, and do all other acts which the Chargor might do in the ordinary conduct of its business be they for the protection or for the improvement of the Charged Assets;

10.10.2	commence and/or complete any building and/or reinstatement operations on the Mortgaged Property or other Charged Asset; and

10.10.3	apply for, obtain and maintain any planning permission, building regulation approval or any other permission, consent or licence.

10.11	Receipts

A Receiver may give valid receipts for all monies and execute all assurances and things which he may consider expedient for realising any Charged Asset.

10.12	Sale of Assets

A Receiver may sell, exchange, grant an option over, convert into money and realise, or otherwise dispose of any Charged Asset by public auction or private contract in any manner and on any terms which he thinks proper (including to any Subsidiary referred to below).  The consideration for any such transaction may be nil, or may consist of cash, shares of profits or sums calculated by reference to profits or turnover, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over such period as he thinks fit.  Fixtures may be severed and sold or leased separately from the property containing them without the consent of the Chargor.  Any such sale, exchange, grant, conversion, realisation of disposal may be on terms excluding or limiting liability of the Security Agent and/or the Receiver.

10.13	Subsidiaries

A Receiver may form a Subsidiary or Subsidiaries of the Chargor and transfer, lease, licence or otherwise dispose of to any such Subsidiary any Charged Asset (or part thereof); and a Receiver may grant security over the assets of any such Subsidiary.

10.14	Services

A Receiver may provide, or procure the provision of, all services (including without limitation heating, lighting and cleansing) which may be deemed expedient in relation to the occupation or management of the Charged Assets.

10.15	Contracts

A Receiver may enter into, grant, perform, repudiate, rescind, terminate, vary, modify, assign, sub-let or novate any contract, agreement, option agreement, Occupational Lease, Headlease, licence, building contract, management agreement, development or construction contracts, contractor’s warranty, or professional appointment or otherwise for or which relates in any way to the Charged Assets.

10.16	Landlord and Tenant

A Receiver may make allowances to and rearrangements with any lessees, tenants or other persons from whom any rents and profits may be receivable and to exercise any powers and provisions conferred on a landlord or tenant (including without limitation any rights, powers and remedies of the Chargor (as tenant) under the Headlease, for the avoidance of doubt to the exclusion of the Chargor).

10.17	Acquire Additional Property

A Receiver may acquire or exchange any interest in any real or personal property which he may consider necessary or desirable to acquire in order to maintain or enhance the value of the Charged Assets or any part thereof and to grant or surrender easements, covenants and licences and to make exchanges and to enter into any agreements for the revision of boundaries.

10.18	Rent Reviews

A Receiver may implement, negotiate and agree rent reviews in such manner and upon such terms as the Receiver deems appropriate.

10.19	Covenants, Guarantees and Indemnities

A Receiver may enter into bonds, covenants, guarantees, commitments, indemnities and other obligations or liabilities as he thinks fit and make all payments needed to effect, maintain or satisfy such obligations and liabilities.

10.20	VAT

A Receiver may make such elections for VAT purposes as the Receiver in his absolute discretion thinks fit.

10.21	Oppose Petitions and Applications

A Receiver may take proceedings or any other step as it considers fit to oppose:

10.21.1	any petition to place the Chargor into liquidation, or provisional liquidation or an application for the appointment of an administrator (whether out of court or otherwise); or

10.21.2	the taking of any step or procedure under any other analogous insolvency or bankruptcy laws in any other jurisdiction in relation to the Chargor or any of its assets.

10.22	Administrative costs

A Receiver may pay the proper administrative charges of the Security Agent or any Finance Party in respect of time spent by their agents and employees in dealing with matters raised by the Receiver, or relating to the receivership of the Chargor or any Charged Assets.

10.23	Insurance and Headlease

A Receiver may, in each case as he sees fit, negotiate, liaise or agree any matters with the landlord of the Property (under the Headlease) and/or the insurer(s) of the Property in respect of, and/or take any step or action in connection with:

10.23.1.1	the application of any insurance proceeds (under the Insurances or pursuant to the Headlease);

10.23.1.2	the reinstatement of the Property; and/or

10.23.1.3	any matters or actions ancillary thereto;

and shall have and may exercise (or refrain from exercising) all rights, powers and remedies of the Chargor (as tenant) under the Headlease, for the avoidance of doubt to the exclusion of the Chargor.

10.24	Securities

A Receiver may exercise all voting and other rights attaching to the Securities.

10.25	Intellectual property rights

A Receiver may take all steps necessary to effect all registrations, renewals, applications and notifications, as the Receiver may in his discretion think prudent to maintain in force, or protect, the Chargor's intellectual property rights.

10.26	Appoint Co-trustee

A Receiver may appoint a second trustee or co-trustee of all or any part of the Charged Assets.

11.	APPLICATION OF PROCEEDS

11.1
Any monies received by the Security Agent (as agent and trustee for and on behalf of itself and the other Finance Parties), any Receiver or any administrator after this Deed has become enforceable shall be applied (and the parties hereto shall direct or request any administrator to apply such monies) in the following order of priority (but without prejudice to the right of the Security Agent (as agent and trustee for and on behalf of itself and the other Finance Parties) to recover any shortfall from the Chargor):

11.1.1
in satisfaction of or provision for all costs, charges and expenses incurred and payments made by the Security Agent, any Receiver or any administrator and of all remuneration due to any Receiver or administrator;

11.1.2	in or towards payment (in the order specified in Clause 26.5 (Partial Payments) of the Facility Agreement) of, or provision for, the Secured Liabilities; and

11.1.3
(if the Finance Parties are under no further actual, contingent or prospective liability or obligation under the Finance Documents) in payment of the surplus (if any) to the Chargor or other person entitled to it.

11.2	Clause 11.1 overrides any appropriation made by the Chargor.

11.3	Clause 12.1 is subject to the claims of any person having at law prior rights thereto, and is by way of variation of the provisions of the Act.

12.	EXPENSES AND INDEMNITY

12.1
The Chargor covenants to indemnify and to keep indemnified the Security Agent, each Finance Party and any Receiver (and any attorney, manager, delegate, agent or other appointee thereof (each a "Relevant Person")) (each of whom shall be entitled to be indemnified out of the Charged Assets) on demand (on a full indemnity basis) against all costs, expenses, charges, fees (including, without limitation, legal, accountancy, consultancy, and valuation fees, disbursements and out-of-pocket expenses), losses, liabilities (including, without limitation, any actual or alleged breach by any person of any Environmental Law or Environmental Licence) and other sums (including without limitation any taxes, levy or duty thereon) incurred by or on behalf of the Security Agent, a Finance Party or any Receiver or Relevant Person in the execution or purported execution of any of the powers, authorities or discretions vested in them pursuant hereto and against all actions, proceedings, costs, claims or demands in respect of any matter or thing done or omitted in relation to the Charged Assets (including, without limitation, any realisation thereof).  All such costs, charges, losses, liabilities, expenses and other sums incurred by the Security Agent, a Finance Party or any Receiver or Relevant Person shall carry interest (as well after as before judgement, liquidation, administration or bankruptcy) at the Default Rate of interest from the date of the same being incurred to the date of payment.

12.2
The Chargor agrees, as a separate obligation, to indemnify the Security Agent and any Receiver (each of whom shall be entitled to be indemnified out of the Charged Assets) against any loss or liability which the Security Agent or any Receiver incurs as a consequence of:

12.2.1	the Security Agent or any Receiver receiving any amount in respect of the Chargor's liability under this Deed; or

12.2.2	that liability being converted into a claim, proof, judgement or order;

in a currency other than pounds sterling.

12.3
No Relevant Person may claim any amount under this Clause 12 in respect of any such matter to the extent it has already been paid or indemnified in respect of such amount in respect of such matter under the terms of any other Finance Document.

13.	DELEGATION

The Security Agent and any Receiver may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by the Security Agent or any Receiver under this Deed.  Any such delegation may be made upon the terms (including power to sub delegate) and subject to any regulations which the Security Agent or such Receiver (as the case may be) may think fit. Neither the Security Agent nor any Receiver will be in any way liable or responsible to the Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any such delegate or sub delegate. References in this Deed to a Receiver or Security Agent shall be deemed to include delegates appointed in accordance with this Clause 13.

14.	FURTHER ASSURANCES

14.1
Without prejudice to the provision of section 2 of the Law of Property (Miscellaneous Provisions) Act 1994, and to Clause 6.9 and the other provisions of this Deed, the Chargor shall, at its own expense, take whatever action (including payment of all stamp duties and other registration fees) the Security Agent or a Receiver may  require:

14.1.1	for perfecting or protecting the Security created or intended to be created by this Deed over any Charged Asset and the priority of such Security;

14.1.2	for facilitating the realisation of any Charged Asset; and/or

14.1.3
for the exercise of any right, power or discretion (whether pursuant to this Deed or otherwise at law) exercisable by the Security Agent or any Receiver or any of its or their delegates or sub delegates in respect of any Charged Asset; and/or

14.1.4
to confer on the Security Agent (as agent and trustee for and on behalf of itself and the other Finance Parties) security over any property and assets of the Chargor located in a jurisdiction other than England and Wales equivalent to or similar to the Security intended to be constituted by or pursuant to this Deed.

including in any such case, but without limitation, the execution and delivery of any transfer, conveyance, mortgage, charge, assignment or assurance  (in each case in such form and substance as the Security Agent may (require) of any property or asset (including, without limitation, any right, title, benefit or interest in, to or under the Share Purchase Agreement) of the Chargor whether to the Security Agent or to its nominees or to any other person, and the giving of any notice, order, direction or instruction to any person and the making of any registration, which, in any such case, the Security Agent may think expedient.

14.2
The obligations of the Chargor under this Clause 14 shall be in addition to and not in substitution for the covenants for further assurance deemed to be included herein by virtue of section 2(1)(b) of the Law of Property (Miscellaneous Provisions) Act 1994.

15.	POWER OF ATTORNEY

15.1	The Chargor by way of security hereby irrevocably appoints the following, namely:

15.1.1	the Security Agent;

15.1.2	each and every person to whom the Security Agent shall from time to time have delegated the exercise of the power of attorney conferred by this Clause;

15.1.3	any Receiver appointed hereunder and for the time being holding office as such; and

15.1.4	any administrator of the Chargor;

jointly and also severally to be its attorney or attorneys with full power of substitution and in its name and otherwise on its behalf to do all acts and things and to sign, seal, execute, deliver, perfect and do all deeds, instruments, documents, acts and things which may be necessary or desirable for:

(a)
carrying out any obligation imposed on the Chargor by or pursuant to this Deed (including, but not limited to, the obligations of the Chargor under Clause 14 (Further Assurances) and the statutory covenant referred to in such Clause);

(b)	carrying out any sale, lease or other dealing by the Security Agent, its delegates, any Receiver or any administrator into effect;

(c)	conveying or transferring any legal estate or other interest in land or transferring ownership or title in any other Charged Assets or other property or assets or otherwise howsoever;

(d)
the purposes of the Security Agent or such Receiver or any administrator appointing a second trustee or co-trustee under the Trusts of Land and Appointment of Trustees Act 1996 of all or part of the Charged Assets;

(e)	getting in the Charged Assets (if applicable);

and generally for enabling the Security Agent, its delegates, any Receiver and any administrator to exercise the respective powers conferred on them by or pursuant to this Deed or by law.

15.2
The Security Agent shall have full power to delegate the power conferred on it by this Clause, but no such delegation shall preclude the subsequent exercise of such power by the Security Agent itself or preclude the Security Agent from making a subsequent delegation thereof to some other person; any such delegation may be revoked by the Security Agent at any time.

15.3
The power of attorney hereby granted is as regards the Security Agent, its delegates, any Receiver and any administrator (and as the Chargor hereby acknowledges) granted irrevocably and for value as part of the security constituted by this Deed to secure proprietary interests in and the performance of obligations owed to the respective donees within the meaning of the Powers of Attorney Act 1971.

15.4
The Chargor hereby ratifies and confirms, and agrees to ratify and confirm, whatever any such attorney shall do or purport to do in the exercise or purported exercise of the power of attorney contained in this Clause 15.

16.	PRESERVATION OF RIGHTS

16.1	Additional Security

The security constituted by this Deed is in addition to and not in substitution for, and is not in any way to be merged into or in any way excluded or prejudiced by (nor shall it prejudice), any other security, guarantee or indemnity now or subsequently held by the Security Agent or any Finance Party for any of the Secured Liabilities or any other amount due by the Chargor to the Security Agent or any Finance Party.  Neither shall it be prejudiced by (nor prejudice) any rights of set-off, combination of accounts, lien or other rights exercisable by the Security Agent or any Finance Party as banker.

16.2	Continuing Security

The security constituted by this Deed is continuing and shall extend to the ultimate balance of all the Secured Liabilities, regardless of any intermediate payment, performance or discharge in whole or in part, and shall continue in full force and effect until the end of the Security Period.

16.3	Confirmations

The Chargor hereby expressly confirms that it intends that the Security constituted by (or intended to be constituted by) this Deed shall extend from time to time to any (however fundamental and whether or not more onerous) variation, increase, extension or addition to or of any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purpose of or in connection with (without limitation) any of the following:

16.3.1	business or property acquisitions of any nature;

16.3.2	increasing working capital;

16.3.3	enabling investor distributions to be made;

16.3.4	carrying out restructurings;

16.3.5	refinancing any other indebtedness;

16.3.6	making existing or additional facilities available to new borrowers;

16.3.7	increasing or decreasing any facility or increasing or decreasing the period for which any facility is available, or in which it or the Secured Liabilities are payable;

16.3.8	the changing of the identity of any party or parties (including, without limitation, the identity of the providers of any security, guarantees or indemnities);

16.3.9	any other variation or extension of the purposes for which any such facility or amount might be available from time to time;

16.3.10	any other variation, renewal, payment, compromise, discharge, extension or release, in whole or in part, of any Finance Document or any modifications to the terms thereof; and/or

16.3.11	any fees, costs and/or expenses (including, without limitation, legal, accountancy, consultancy, and/or valuation expenses) associated with any of the foregoing.

17.	MISCELLANEOUS

17.1	Covenant to Pay

17.1.1
The Chargor covenants with the Security Agent (as agent and trustee for and on behalf of itself and the other Finance Parties) that it shall on demand pay, perform or discharge all the Secured Liabilities on the due date therefor.

17.1.2
The Chargor covenants with the Security Agent (as agent and trustee for and on behalf of itself and the other Finance Parties) to pay interest on the Secured Liabilities (to the extent not otherwise charged pursuant to the Facility Agreement) on demand until full discharge (whether before or after judgement, liquidation, bankruptcy or administration), such interest to accrue from day to day (on the basis of a 365 day year) calculated at the Default Rate of interest.  The Security Agent may compound interest if it is not paid when due.

17.2	The Land Registry

The Chargor shall, at the direction of the Security Agent, promptly apply on Form RX1 to the Land Registry (and the Chargor hereby consents to any such application being made by the Security Agent) for a restriction in the following terms to be entered on the registers of each title of any such property registered at the Land Registry in its name and against which this Deed may be noted (including, without limitation, the Mortgaged Property):

"No disposition [or specify details] of the registered estate by the proprietor of the registered estate or by the proprietor of any registered charge, not being a charge registered before the entry of this restriction, is to be registered without a written consent signed by the proprietor for the time being of the charge dated [date] in favour of Landesbank Baden-Württemberg referred to in the charges register or his conveyancer."

17.3	Tacking

17.3.1	The obligation on the part of the Lenders (if any) to make further advances to the Chargor under the Facility Agreement is deemed to be incorporated in this Deed as if set out in this Deed.

17.3.2
The Chargor shall promptly apply on form CH2 (and the Chargor hereby consents to any such application being made by the Security Agent) to the Land Registry for a note of such obligation to be entered on the registers of each title of all present and future registered freehold, commonhold and leasehold property of the Chargor (including, without limitation, the Mortgaged Property.

17.4	Unregistered Land

17.4.1
If the title to any of the Mortgaged Property at any time is not registered at the Land Registry, the Chargor shall ensure that no person other than the Chargor shall be registered under the Land Registration Act 2002 as the proprietor of all or any part of such Mortgaged Property without the prior consent in writing of the Security Agent.

17.4.2
In the case of the title to any of the Mortgaged Property which is not registered at the Land Registry (including, in particular, any unregistered Mortgaged Property subject to compulsory first registration at the Land Registry under the provisions of the Land Registration Act 2002 as at the date of this Deed), the Chargor shall promptly:

17.4.2.1
apply on Form FR1 for the first registration of the title to such property at the Land Registry or on Form CM1 in the case of any such Mortgaged Property to be registered at the Land Registry as commonhold property;

17.4.2.2	apply on Form RX1 for a restriction against such title in the form set out in Clause 17.2 of this Deed (as applicable);

17.4.2.3	make an application on Form CH2 pursuant to Clause 17.3 of this Deed; and

17.4.2.4	pending such applications, (unless the Security Agent otherwise directs) register this Deed in respect of such property at the Land Charges Registry pursuant to the Land Charges Act 1972;

and the Chargor hereby consents, in each such case, to any such application being made by the Security Agent.

17.4.3
Whether or not the title to the Mortgaged Property is registered at the Land Registry, in the event that any caution against first registration or any notice (whether agreed or unilateral) is registered against the title to all or any part of the Mortgaged Property, the Chargor shall immediately provide the Security Agent with full particulars of the circumstances relating to such registration or notice and if such caution or notice shall have been registered in order to protect a purported interest the creation of which is not permitted under this Deed and/or the Finance Documents, the Chargor shall immediately and at the Chargor's expense take such steps as the Security Agent may require to ensure that the caution or notice (as applicable) is withdrawn or cancelled.

17.5	New Accounts

If the Security Agent or any other Finance Party receives, or is deemed to be affected by, notice, whether actual or constructive, of any subsequent charge or other interest affecting any Charged Asset and/or the proceeds of sale of any Charged Asset, the Security Agent or the relevant Finance Party (as the case may be) may open a new account with the Chargor.  If the Security Agent or the relevant Finance Party (as the case may be) does not open a new account, it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice.  As from that time all payments made to the Security Agent or the relevant Finance Party (as the case may be) will be credited or be treated as having been credited to the new account and will not operate to reduce any amount for which this Deed is security.

17.6	Evidence and calculations

Any certification or determination by the Security Agent of a rate or amount under the Finance Documents is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

17.7	Collateral Security

Where any Security constituted under this Deed initially takes effect as a collateral or further Security to another Security intended to be constituted under this Deed or which otherwise secures all or any part of the Secured Liabilities to which the Chargor is a party then, despite any receipt, release or discharge indorsed on or given in respect of or under the second mentioned Security, the first mentioned Security will operate as an independent Security.

17.8	Suspense Accounts

All monies received, recovered or realised by the Security Agent under this Deed (including the proceeds of any conversion of currency) may in the discretion of the Security Agent be credited to any interest bearing suspense or impersonal account and may be held in such account for so long as the Security Agent may think fit pending their application from time to time (as the Security Agent is entitled to do in its discretion) in or towards the discharge of any of the Secured Liabilities and save as provided herein no party will be entitled to withdraw any amount at any time standing to the credit of any suspense or impersonal account referred to above.

17.9	Exercise of Powers

Any liberty or power which may be exercised or any determination which may be made under this Deed by the Security Agent or any Receiver may be exercised or made at his absolute and unfettered discretion without any obligation to give reasons for doing so.

17.10	Trustee Provisions

17.10.1	The Security Agent shall hold:

17.10.1.1	the Charged Assets and the Security constituted by this Deed;

17.10.1.2	all undertakings, rights, title, interests, monies and other assets contained in, constituted by or received or recovered by the Security Agent under or in connection with, this Deed;

17.10.1.3	(to the extent that it can lawfully do so) the benefit of all reports and opinions addressed to (or capable of being relied upon by) the Security Agent; and

17.10.1.4	the benefit of all rights, obligations, covenants, representations or warranties, and undertakings made in favour of the Security Agent;

in each case in trust for the benefit of the Finance Parties on the terms and subject to the conditions set out in this Deed and the Finance Documents.

17.10.2	The perpetuity period under the rule against perpetuities (if relevant) shall be the period of 125 years from the date of this Deed.

17.10.3
The replacement, resignation or retirement of the person for the time being acting as Security Agent, and the appointment of any successor, shall in no way prejudice: (a) the Security created or intended to be created by this Deed; (b) the obligations of the Chargor hereunder; (c) the rights, powers and remedies of the Security Agent and/or the Finance Parties hereunder; nor (d) the trust established pursuant to this Clause 17.10 and the Finance Documents.

17.11	Assignment

17.11.1
The Chargor may not assign, transfer or otherwise dispose of, or declare any trust of, any of its rights and/or obligations under this Deed.  This deed shall be binding on the successors, transferees or assigns of the Chargor.

17.11.2
The Security Agent may at any time assign, transfer, charge or otherwise dispose of all or any of its rights and benefits under this Deed to any person to whom it may assign, transfer, charge or otherwise dispose of all or any part of its rights and benefits under the Facility Agreement (and, for the purposes of the law of the British Virgin Islands, the Chargor hereby expressly consents thereto).  The Security Agent may at any time resign or retire as Security Agent in accordance with the terms of the Facility Agreement (and the appointment of any successor shall be governed by the terms of the Facility Agreement).

17.12	Partial Invalidity

Every provision contained in this Deed shall be severable and distinct from every other provision, and if at any time any one or more of such provisions is, or becomes, invalid, illegal or unenforceable in any jurisdiction, that shall not affect:

17.12.1	the validity, legality or enforceability in that jurisdiction of any other provision of this Deed; nor

17.12.2	the validity, legality or enforceability in any other jurisdiction of that or any other provision of this Deed.

17.13	Remedies, waivers, amendments and consents

17.13.1
No failure on the part of the Security Agent or any Receiver to exercise, and no delay on its part in exercising, any right, power or privilege under this Deed shall operate as a waiver thereof nor shall any single or partial exercise of any right preclude any other or further exercise thereof or any other right, power or privilege.  The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided at law.

17.13.2
Any provision of this Deed may be amended, supplemented or novated only if the Security Agent agrees in writing.  Any waiver of, and any consent or approval by the Security Agent under, any provision of this Deed shall not be effective unless it is in writing, and may be given subject to any conditions thought fit by the Security Agent, may be withdrawn or modified at any time, and shall be effective only in the instance, and for the purpose, for which it is given.

17.14	Delivery

The signature or sealing of this Deed by or on behalf of a party shall constitute an authority to the solicitors, or an agent or employee of the solicitors, acting for that party in connection with this Deed, and, in the case of the Chargor, the Security Agent's solicitors to date it and to deliver it as a deed on behalf of that party.

17.15	Set-off

The Finance Parties may, without notice or further demand, set off any matured obligation due from the Chargor under this Deed (to the extent beneficially owned by the Finance Parties) against any matured obligation  owed by the Finance Parties to the Chargor regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Parties may convert either obligation at a market rate of exchange for the purpose of the set-off.

17.16	No withholding

The Chargor shall make all payments under or in respect of this Deed without set-off or counterclaim and free and clear of any withholding or deduction, save as may be required by law in which event the amount payable shall be increased so that after such withholding or deduction the Security Agent shall receive a net amount equal to what the Security Agent would have received in the absence of such withholding or deduction.

17.17	Perpetuity

The perpetuity period applicable to the trusts constituted by this Deed shall (if relevant) be 125 years.

18.	RELEASE AND RE-ASSIGNMENT

Upon the expiry of the Security Period (or earlier in the Lenders' absolute discretion), and subject to Clause 1.3 , the Security Agent shall, at the request and cost of the Chargor, take whatever action is necessary to release and/or reassign (without recourse or warranty) the applicable Charged Assets from the security constituted by this Deed.

19.	NOTICES

19.1	Communications in writing

Any communication to be made under or in connection with this Deed shall be made in writing and, unless otherwise stated, may be made by fax or letter.

19.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party to this Deed for any communication or document to be made or delivered under or in connection with this Deed is that identified with its name below in the execution block or any substitute address, fax number or department or officer as a party to this Deed may notify to the other party by not less than five Business Days' notice.

19.3	Delivery

19.3.1	Any communication or document made or delivered to the Chargor under or in connection with this Deed will only be effective:

19.3.1.1	if by way of fax, when received in legible form; or

19.3.1.2
if by way of letter, when it has been delivered personally to the relevant address or two Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 19.2, if addressed to that department or officer.

19.3.2
Any communication or document to be made or delivered to the Security Agent will be effective only when actually received by the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Security Agent's signature below in the execution block (or any substitute department or officer as the Security Agent shall specify for this purpose).

19.4	Electronic communication

19.4.1	Any communication to be made between the parties to this Deed under or in connection with this Deed may be made by electronic mail or other electronic means, if the parties to this Deed:

19.4.1.1	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

19.4.1.2	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

19.4.1.3	notify each other of any change to their address or any other such information supplied by them.

19.4.2
Any electronic communication made between the parties to this Deed will be effective only when actually received in readable form and only if it is addressed in such a manner as the  parties to this Deed shall specify for this purpose.

19.5	In proving service of a notice, communication or other document on the Chargor it shall be sufficient to prove that either:

19.5.1	the envelope containing such notice was addressed to the address of the Chargor as set out in the execution block below and delivered either:

19.5.1.1	to that address; or

19.5.1.2	into the custody of the postal authorities as a prepaid first class letter; or

19.5.2	the notice was transmitted by facsimile to the fax number of the Chargor set out in the execution block below.

19.6	English language

Any notice or other document given under or in connection with this Deed must be in English.

20.	GOVERNING LAW

This Deed (and all non-contractual obligations arising out of or in connection with it) are governed by, and shall be construed in accordance with, English law.

21.	ENFORCEMENT

21.1	Jurisdiction

21.1.1
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed or any non-contractual obligations arising out of or in connection with it) (a "Dispute").

21.1.2	The parties to this Deed agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party to this Deed will argue to the contrary.

21.1.3
This Clause 21 is for the benefit of the Security Agent and the Finance Parties only.  As a result, the Security Agent (and the Finance Parties) shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Security Agent (and the Finance Parties) may take concurrent proceedings in any number of jurisdictions.

21.1.4	The Chargor hereby irrevocably and unconditionally:

21.1.4.1
waives any objection to the jurisdiction of the English courts dealing with (and agrees not to raise or claim immunity from) any proceedings for such enforcement of this Deed (and shall ensure that no such claim is made on its behalf); and

21.1.4.2	consents to the issue of any process, or the giving of any relief, in connection with those proceedings;

21.1.4.3	waives all immunity from suit, attachment and/or execution, that it or its assets may now or in the future have; and

21.1.4.4	expressly consents to and acknowledges the terms of this Clause 21.

21.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Chargor:

21.2.1
irrevocably appoints (and hereby confirms the appointment of) Hines UK Limited of Queensbury House, 3 Old Burlington Street, London W15 3AE for the attention of Ian Brown as its agent for service of process in relation to any proceedings before the English courts in connection with this Deed;

21.2.2
undertakes that it will not revoke the authority of the above agent and, if for any reason any such agent no longer serves as its agent to receive service of process, it shall promptly appoint another such agent and advise the Security Agent thereof;

21.2.3	agrees that any writ, summons, judgement or other notice of legal process shall be sufficiently served if delivered to such agent at its address for the time being; and

21.2.4	agrees that failure by a process agent to notify it of the process shall not invalidate the proceedings concerned.

22.	COUNTERPARTS

This Deed may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed; and any party may enter into this Deed by executing a counterpart.

23.	THIRD PARTY RIGHTS

23.1
Nothing in this Deed is intended to confer on any person any right to enforce any provision of this Deed which that person would not have had but for the Contracts (Rights of Third Parties) Act 1999, save as set out in Clause 23.2 below.

23.2
Any Receiver appointed by the Security Agent, any Relevant Person (including, without limitation, any Finance Party) and any lawful delegate or sub-delegate of the Security Agent or Receiver may take the benefit of:

(a)	any covenant or provision in this Deed by which the Chargor is expressed to give an undertaking or indemnity to, or to release or waive any claim against, that person;

(b)	any covenant or provision of this Deed which confers, or purports to confer, any power, right, remedy or benefit upon that person;

provided that:

23.2.1	until the Secured Liabilities have been discharged in full, no such person may exercise or otherwise enforce any such right without the prior written consent of the Security Agent; and

23.2.2
notwithstanding such rights, this Deed may be restated, varied amended, supplemented, or substituted in any respect by the Security Agent and the Chargor whether to remove such rights in whole or in part or otherwise whatsoever or novated, or assigned, released or discharged by the Security Agent without, in any such case, notice to or consent from any such person.

IN WITNESS of which this document has been duly executed and delivered as a deed by each of the parties on the day and the year first stated above.

Schedule 1

Mortgaged Property

All that leasehold property known as Stonecutter Court, London EC4 and 80-81 Farringdon Street, London EC4 as the same is registered at the Land Registry under title numbers NGL694884 and NGL724371

Schedule 2
Form of Notice to Occupational Tenants/Guarantors
Dear Sirs

Re:           Stonecutter Court, London EC4 and 80-81 Farringdon Street, London EC4

Deed of debenture (the "Debenture") dated                          2011 between Sofina Properties Limited (the "Chargor") and Landesbank Baden-Württemberg (as agent and security trustee for and on behalf of itself and the other Finance Parties (as defined therein)) (the "Security Agent")

(1)	We refer to the lease dated [♦] and made between [the Chargor/applicable landlord] (1), [applicable tenant] (2) [and applicable guarantor (3)] (the "Lease").

(2)	This letter constitutes notice to you that under the Debenture:

(i)
we charged (by way of first legal mortgage and/or fixed charge) and/or assigned (by way of security) all our right, title, benefit and interest (both present and future) in, to and under the Lease; and]

(ii)	we assigned (by way of security) all our right, title, benefit and interest (both present and future) in, to and under the monies from time to time due to the Chargor arising from the Lease;

to the Security Agent (as agent and security trustee for and on behalf of itself and the other Finance Parties), upon the terms set out in the Debenture.

(3)
We irrevocably and unconditionally instruct and authorise you (notwithstanding any previous instructions which we or any managing agent on our behalf may have given to the contrary), until you receive notice from the Security Agent to the contrary, to pay all rents and other monies payable by you under the Lease to the Chargor's managing agent's (currently GVA Grimley Limited) trust/client account with Barclays Bank Plc(Account Name: GVA Grimley Ltd Client Account re Sofina Properties Limited, Account Number 63688828; Sort Code 20-82-94; Reference: 68935) or to such other account as the Security Agent may from time to time direct in writing.

(4)           Please note that:

(i)
we shall remain liable to you to perform all obligations assumed by us under the Lease, and the Security Agent, its agents and/or delegates, any receiver or any other similar person is under no obligation of any kind whatsoever thereunder; and

(ii)
we may not agree to amend, surrender or waive the terms of, or assign our interest in, or give any licence, consent or approval under the Lease, in each case without the prior written consent of the Security Agent or as permitted under the Finance Documents (as defined in the Debenture).

The instructions in this letter may not be revoked or amended without the prior written consent of the Security Agent.

This letter (and all non-contractual obligations arising out of or in connection with it) are governed by English law and is subject to the exclusive jurisdiction of the English courts.

Please acknowledge receipt of this letter, and confirm your agreement to the above, by signing the attached form of acknowledgement and returning it to the Security Agent at Transaction Real Estate Cross Border (5713 H) Landesbank Baden-Württemberg, Am Hauptbahnhof 2, 70173 Stuttgart for the attention of: Daniel Lachenmaier, MBA or Commercial Real Estate Finance Domestic and Global Investors, Landesbank Baden-Württemberg, Am Hauptbahnhof 2, D-70173 Stuttgart, Germany for the attention of: Natalie Braun, Vice President/Stv. Direktorin.

Yours faithfully

…………………………………………………
For and on behalf of
[Chargor]

Form of Acknowledgement from

Occupational Tenant/Guarantor

To:	Landesbank Baden-Württemberg (as agent and security trustee for and on behalf of itself and the other Finance Parties)

[      ]

For the attention of: [♦]

Date:                                20[ ]

Dear Sirs

Re:           Stonecutter Court, London EC4 and 80-81 Farringdon Street, London EC4

Deed of debenture (the "Debenture") dated                          2011 between Sofina Properties Limited (the "Chargor") and Landesbank Baden-Württemberg (as agent and security trustee for and on behalf of itself and the other Finance Parties (as defined therein)) (the "Security Agent")

We acknowledge receipt from the Chargor of a notice dated [                                                                                                                     ] 20[ ] (the "Notice") in relation to the Lease.

Words and expressions defined in the Notice shall bear the same respective meanings when used herein.

We accept the instructions and authorisations contained in the Notice.

We acknowledge and confirm that:

(a)
as at the date of this Acknowledgement, we have not received any notice that any third party has or will have any right or interest in, or has made or will be making any claim or demand or taking any action in respect of the rights of the Chargor under or in respect of the Lease;

(b)
we shall pay all rents and all other monies payable by us under the Lease as directed in the Notice and we shall continue to pay those monies as so directed until we receive your written instructions to the contrary (and shall thereafter pay all such monies to such account as you may direct in writing); and

(c)
the Chargor may not agree to amend, surrender or waive the terms of, or assign or transfer its interest in, or give any licence, consent or approval under, the Lease without your prior written consent or as permitted under the Finance Documents (as defined in the Debenture).

This letter (and all non-contractual obligations arising out of or in connection with it) are governed by English law, and is subject to the exclusive jurisdiction of the English courts.

Yours faithfully

…………………………………………………
For and on behalf of
[Tenant/Guarantor]

Schedule 3

Form of Notice to Hedging Counterparties

 [On Headed Notepaper of Chargor]

[Date]

[Hedging Counterparty]

Dear Sirs

Re:           [Describe agreement]

(1)	We refer to the ISDA Master Agreement with Schedule dated [♦] 20[ ] and made between [	] (1) and Landesbank Baden-Württemberg (2) (the "Agreement")

(2)	We, [
] (the "Chargor"), give you notice that by a debenture (the "Debenture") dated [♦] 20[ ] between the Chargor (1) and Landesbank Baden-Württemberg (the "Security Agent") as security agent and trustee for itself and each of the other Finance Parties (as defined in the Debenture) (2) we assigned (by way of security) all our right, title and interest in and to the Agreement and the monies from time to time due to the Chargor arising from that Agreement to the Security Agent upon the terms set out in the Debenture.

(3)	We irrevocably and unconditionally instruct and authorise you (notwithstanding any previous instructions which we may have given to the contrary):

(i)
until you receive notice from the Security Agent to the contrary, to pay all sums payable by you under the Agreement to the account (in the name of the Chargor with [♦] (at its branch at [♦] Account Number [♦], Sort Code [♦], designated [♦])) (or such other account as the Security Agent may specify from time to time) (the "Account"));

(ii)
to disclose to the Security Agent without further reference to or authority from us and without enquiry by you as to the justification of such disclosure, such information relating to the Agreement as the Security Agent may request you to disclose; and

(iii)	to comply with the terms of any written notice, statement or instructions which you receive at any time from the Security Agent relating to the Agreement.

(4)           Please note that:

(i)
we shall remain liable to you to perform all obligations assumed by us under the Agreement, and the Security Agent, its agents and/or delegates, any receiver or any other similar person is under no obligation of any kind whatsoever thereunder; and

(ii)
we may not agree to amend or waive the terms of, or assign or transfer our interest in, or give any consent or approval under the Agreement, in each case without the prior written consent of the Security Agent.

(5)
Save as noted above, we will remain entitled to exercise all our rights, powers and discretions under the Agreement, and you should continue to give notices under the Agreement to us, unless and until you receive notice from the Security Agent to the contrary.  In this event, all the rights, powers and discretions will be exercisable by, and notices must be given to, the Security Agent or as it directs.

(6)	This letter (and all non-contractual obligations arising out of or in connection with it) are governed by English law, and is subject to the exclusive jurisdiction of the English courts.

The instructions in this letter may not be revoked or amended without the prior written consent of the Security Agent.

Please acknowledge receipt of this letter by signing the attached form of acknowledgement and returning it to the Security Agent at Transaction Real Estate Cross Border (5713 H) Landesbank Baden-Württemberg, Am Hauptbahnhof 2, 70173 Stuttgart for the attention of: Daniel Lachenmaier, MBA or Commercial Real Estate Finance Domestic and Global Investors, Landesbank Baden-Württemberg, Am Hauptbahnhof 2, D-70173 Stuttgart, Germany for the attention of: Natalie Braun, Vice President/Stv. Direktorin.

Yours faithfully

......................................
For and on behalf of
[Chargor]

Form of Acknowledgement from

Hedging Counterparties

Date:

[           ]

[♦]

Landesbank Baden-Württemberg          in its capacity as Security Agent

For the attention of: [♦]

Dear Sirs

Re:           [insert Agreement]

We acknowledge receipt of a notice (the "Notice") dated [♦] 20[ ] and addressed to us by [ ] (the "Chargor") regarding the Agreement (as defined in the Notice) mentioned in such Notice and we accept the instructions and authorisations contained in such Notice.

We acknowledge and confirm that:

(a)
as at the date of this Acknowledgement, we have not received any notice that any third party has or will have any right or interest in, or has made or will be making any claim or demand or taking any action in respect of the rights of the Chargor under or in respect of the Agreement;

(b)
we shall pay all monies payable by us under the Agreement into the Account (as defined in the Notice) and we shall continue to pay those monies into the Account until we receive your written instructions to the contrary (and shall thereafter pay to such monies to such account as you may direct from time to time); and

(c)	the Chargor may not agree to amend, waive the terms of, or assign or transfer its interest in, or give any consent or approval under, the Agreement without your consent.

This letter (and all non-contractual obligations arising out of or in connection with it) are governed by English law, and is subject to the exclusive jurisdiction of the English courts.

Yours faithfully

......................................
For and on behalf of
[Hedging Counterparty]

Schedule 4
Form of Notice to Account Banks
To:           [Account Bank]
Attention:
[Date]
Dear Sirs,

We refer to the account[s] opened with you by us and numbered [                        ] (the "Account[s]").

We hereby give you notice that pursuant to a Debenture dated [              ] 2011 made between ourselves and Landesbank Baden-Württemberg (the "Security Agent") we have, with full title guarantee, charged to the Security Agent all of our interests in all monies from time to time standing to the credit of the Account[s] and interest earned thereon and the debts represented thereby (the "Deposited Monies") and all our right, title, benefit and interest whatsoever present and future therein and in the Account together with any certificates of deposit, deposit receipts or other instruments or securities relating thereto.

We irrevocably and unconditionally instruct and authorise you with immediate effect (and notwithstanding any instructions we may have given to the contrary):

1.
to disclose to the Security Agent without need for any reference to or further authority from us and without any inquiry by you as to the justification for such disclosure, such information relating to the Accounts as the Security Agent may, at any time and from time to time, request you to disclose to it;

2.	to hold the Account[s] and the benefit thereof to the order of the Security Agent;

3.
at any time and from time to time upon receipt by you of instructions in writing from the Security Agent to release to the Security Agent the Deposited Monies or part thereof to act in accordance with such instructions, without any reference to or further authority from us and without inquiry by you as to the justification for such instructions or the validity of them;

4.
to comply with the terms of any written notice, statement or instructions in any way relating or purporting to relate to the Account[s] and/or the Deposited Monies, or any of the same, which you receive at any time and from time to time from the Security Agent without any reference to or further authority from us and without any inquiry by you as to the justification for such notice, statement or instructions or the validity thereof; [and]

5.	not to permit any withdrawals by you or at your direction from [the Account[s]] [list Accounts] without the prior written consent of the Security Agent[.][; and

6.
in relation to account numbered [                  ] only (the "General Account") at any time and from time to time upon receipt of notice from the Security Agent that the security has become enforceable, not to act upon our instructions with regard to the General Account and/or the Deposited Monies in respect of the General Account without the prior written consent of the Security Agent, and upon receipt of such notice from the Security Agent to arrange for the Security Agent to be the sole signatory of the General Account.]  [If applicable.]

The instructions and authorisations which are contained in this letter shall remain in full force and effect until the Security Agent gives you notice in writing revoking them.

This letter (and all non-contractual obligations arising out of or in connection with it) shall be governed by and construed in accordance with the laws of England, and is subject to the exclusive jurisdiction of the English courts..

Would you please acknowledge receipt of this letter and your acceptance of the instructions and authorisations contained in it by signing the attached form of acknowledgement and returning it to the Security Agent at Transaction Real Estate Cross Border (5713 H) Landesbank Baden-Württemberg, Am Hauptbahnhof 2, 70173 Stuttgart for the attention of: Daniel Lachenmaier, MBA or Commercial Real Estate Finance Domestic and Global Investors, Landesbank Baden-Württemberg, Am Hauptbahnhof 2, D-70173 Stuttgart, Germany for the attention of: Natalie Braun, Vice President/Stv. Direktorin.
………………………………………
Authorised signatory
For and on behalf of
[Chargor]

Form of Acknowledgement from the Account Bank
Date:

To:                 Landesbank Baden-Württemberg

in its capacity as Security Agent

For the attention of: [                                           ]

Dear Sirs,

We hereby acknowledge receipt of a notice (the "Notice") dated [                               ] 20[  ] and addressed to us by [                            ] (the "Chargor") regarding the Account[s] defined in the Notice, and we accept the instructions and authorisations contained in the Notice and we undertake to act in accordance and comply with the terms of the Notice.  We acknowledge and confirm that:

1.
we do not have, and will not (without your prior written consent) make or exercise, any security interests, claims or demands, or any rights of consolidation, counterclaim, or set-off, or any other equities against the Chargor in respect of the Account[s] and/or the Deposited Monies (as defined in the Notice) and/or the debts represented thereby, or any part of any of it or them except in respect of our usual administrative fees and charges in relation to accounts of the type in question;

2.
we have not, as at the date of this acknowledgement, received any notice that any third party has or will have any right or interest whatsoever in or has made or will be making any claim or demand or taking any action whatsoever against the Account[s] and/or the Deposited Monies and/or the debts represented thereby, or any part of any of it or them;

3.	we shall not permit any withdrawals or payments from [the Account[s]] [list accounts] by the Chargor or at its direction without your prior written consent;

4.
[upon receipt of notice from the you that the security has become enforceable, we shall not permit any withdrawals or payments from the General Account by the Chargor or at its direction without your prior written consent;] and

5.
we shall forthwith on your demand pay out of the Account[s] to you, or as you may direct, the lesser of (i) the amount so demanded and (ii) the balance (including accrued interest to the date of demand, without deduction of any kind) then standing to the credit of the Accounts.

We undertake that, in the event of our becoming aware at any time that any person or entity other than yourselves or the Chargor has or will have any right or interest whatsoever in or has or will be making any claim or demand or taking any action whatsoever against the Account[s] and/or the Deposited Monies and/or the debt represented thereby, or any of them, we will promptly give written notice of the terms of such right or interest claim or demand or action to both yourselves and the Chargor.

We have made the acknowledgement and confirmations and have given the undertakings set out in this letter in the knowledge that they are required by you in connection with the security which has been constituted by the Chargor in your favour under the Debenture referred to in the Notice.

This letter (and all non-contractual obligations arising out of or in connection with it) shall be governed by and construed in accordance with the laws of England, and is subject to the exclusive jurisdiction of the English courts..

Yours faithfully

………………………………………
Authorised signatory
For and on behalf of
[Account Bank]

Schedule 5
Form of Notice to Insurers
Part A – Form of Notice to Insurers in respect of Insurance maintained by the superior landlord under the Headlease
To:           Royal & Sun Alliance Insurance plc
Property Investors
5th Floor
Leadenhall Court
1 Leadenhall Street
London EC3V 1 PP

[F.A.O. Peter Philbrook]

[Date]

Dear Sirs

Re: Insurance Policy in respect of Stonecutter Court, London EC4 and 80-81 Farringdon Street, London EC4 (the "Property")

Deed of debenture (the "Debenture") dated                          2011 between Sofina Properties Limited (the "Chargor") and Landesbank Baden-Württemberg (as agent and security trustee for and on behalf of itself and the other Finance Parties (as defined therein)) (the "Security Agent")

(1)
We refer to Policy number [901F635365(WA07845B000)] so far as it relates to the above Property (and any policy relating to the renewal or replacement of such policy) (other than those sums relating to loss of rent payable pursuant to the Lease dated 12 March 1992 between (1) The Mayor and Commonalty and Citizens of the City of London (2) National Provident Institution (as amended by a Deed of Rectification dated 17 February 1994 and made between the same parties.) (the "Policy").

(2)
This letter constitutes notice to you that pursuant to the Debenture we assigned (by way of security) and/or charged all our right, title, benefit and interest (both present and future) in, to and under the Policy and all claims and monies from time to time due to the Chargor arising from the Policy (other than any premium adjustments which shall be paid or refunded via our appointed insurance broker), in favour of the Security Agent.

(3)
We confirm that we shall remain liable to you to perform all obligations assumed by us under the Policy, and the Security Agent, its agents and delegates, any receiver and any similar person is under no obligation of any kind whatsoever under the Policy.

(4)	We irrevocably and unconditionally instruct and authorise you (notwithstanding any previous instructions which we may have given to the contrary):

(i)
all sums due from you under the Policy must be paid jointly to the Security Agent and the City of London or as they both jointly direct, and all the rights, benefits, interest and remedies under the Policy insofar as it relates to the interest of the Chargor (or at law or in equity) will be exercisable by the Security Agent or as it may from time to time direct in writing;

(ii)
to disclose to the Security Agent without further reference to or authority from us and without enquiry by you as to the justification of such disclosure, such information relating to the Policy as the Security Agent may request you to disclose;

(iii)
to comply with the terms of any written notice, statement or instructions which you receive at any time from the Security Agent relating to the Policy in so far as it relates to the interest of the Chargor; and

(iv)	promptly to notify the Security Agent of any claim in excess of £50,000 being made under the Policy to the contact details below.

(5)
Please note that we may not agree to amend or waive the terms of, or assign or transfer our interest in, or give any consent or approval under the Policy, in each case without the prior written consent of the Security Agent..

The instructions in this letter may not be revoked or amended without the prior written consent of the Security Agent.

Please copy any communication to the Security Agent regarding this Notice or the Policy to:

Daniel Lachenmaier, MBA
Transaction Real Estate Cross Border (5713 H)
Landesbank Baden-Württemberg
Am Hauptbahnhof 2, D-70173 Stuttgart, Germany

and

Natalie Braun, Vice President/Stv. Direktorin
Commercial Real Estate Finance Domestic
and Global Investors, Landesbank Baden-Württemberg
Am Hauptbahnhof 2, D-70173 Stuttgart, Germany

This letter and all non-contractual obligations arising out of or in connection with it are governed by English law and is subject to the executive jurisdiction of the English Courts.

Please acknowledge receipt of this letter, and confirm your agreement to the above, by signing the attached form of acknowledgement and returning it to the Security Agent for the attention and address as noted above.

Yours faithfully

…………………………………………………
For and on behalf of

SOFINA PROPERTIES LIMITED

Form of Acknowledgement from in respect of Insurance maintained by the superior landlord under the Headlease (Part A)

To:	Landesbank Baden-Württemberg as agent (as agent and security trustee for and on behalf of itself and the other Finance Parties)
Am Hauptbahnof 2
D-70173 Stuttgart
Germany

For the attention of: [      ]

Date:                       2011

Dear Sirs

Re: Insurance Policy in respect of Stonecutter Court, London EC4 and 80-81 Farringdon Street, London EC4 (the "Property")

Deed of debenture (the "Debenture") dated                          2011 between Sofina Properties Limited (the "Chargor") and Landesbank Baden-Württemberg (as agent and security trustee for and on behalf of itself and the other Finance Parties (as defined therein)) (the "Security Agent")

We acknowledge receipt from the Chargor of a notice dated [                 ] 2011 (the "Notice") in relation to Policy number [901F635365(WA07845B000)] so far as it relates to the above Property (and any policy relating to the renewal or replacement of such policy) (other than those sums relating to loss of rent payable pursuant to the Lease dated 12 March 1992 between (1) The Mayor and Commonalty and Citizens of the City of London (2) National Provident Institution (as amended by a Deed of Rectification dated 17 February 1994 and made between the same parties.) ("the Policy").

We accept the instructions and authorisations contained in the Notice, and confirm that we shall pay all sums due, and give notices, under the Policy as directed in the Notice.

We have not, as at the date of this acknowledgement, received any notice that any third party has or will be making any claim or demand or taking any action whatsoever in respect of the Policy in so far as it relates to the interest of the Chargor or any proceeds thereof.

We hereby confirm that the following endorsements have been made on the Policy:

(a)the Security Agent is noted as composite insured on the Policy so far as it relates to the Property;

(b)
the Policy shall not be invalidated or prejudiced so far as the Security Agent is concerned by misrepresentation or non-disclosure on the part of the Chargor or any other person nor by any breach of the insuring conditions or any other act or omission unknown to or beyond the control of the Security Agent on the part of the Chargor or any other person;

(c)	we will not:

(i)            cancel the Policy; or

(ii)            allow the same to elapse; or

(iii)            agree to any material reduction in cover thereto;

without first giving the Security Agent not less than fourteen days' prior notice (specifying the action necessary to avoid the same) and will allow or accept payment from the Security Agent in the case of cancellation for non payment of the insurance premium.

This letter (and all non-contractual obligations arising out of or in connection with it) are governed by English law and is subject to the exclusive jurisdiction of the English Courts.

Yours faithfully

…………………………………………………
Authorised Signatory
[For and on behalf of
ROYAL & SUN ALLIANCE INSURANCE PLC]

Part B – Form of Notice to Other Insurers
To:           [Name of insurers]
[Date]
Dear Sirs

Re:           Insurance Policy in respect of Stonecutter Court, London EC4 and 80-81 Farringdon Street, London EC4 Deed of debenture (the "Debenture") dated                          20[ ] between Sofina Properties Limited(the "Chargor") and Landesbank Baden-Württemberg (as agent and security trustee for and on behalf of itself and the other Finance Parties (as defined therein)) (the "Security Agent")

(1)	We refer to [insert details of Policy] (and any policy relating to the renewal or replacement of such policy) (the "Policy").

(2)
This letter constitutes notice to you that pursuant to the Debenture we charged and/or assigned (by way of security) and/or charged all our right, title, benefit and interest (both present and future) in, to and under the Policy and all claims and monies from time to time due to the Chargor arising from the Policy, in favour of the Security Agent (as agent and security trustee for and on behalf of itself and the other Finance Parties).

(3)
We confirm that we shall remain liable to you to perform all obligations assumed by us under the Policy, and the Security Agent, its agents and delegates, any receiver and any similar person is under no obligation of any kind whatsoever under the Policy.

(4)	We irrevocably and unconditionally instruct and authorise you (notwithstanding any previous instructions which we may have given to the contrary):

(i)
to continue to give notices under the Policy to us (save as set out below), unless and until you receive notice from the Security Agent to the contrary stating that the security has become enforceable.  In this event, any notices must be given to, and all sums due from you under the Policy must be paid to, and all the rights, benefits, interest and remedies under the Policy (or at law or in equity) will be exercisable by, the Security Agent or as it may from time to time direct in writing;

(ii)
to disclose to the Security Agent without further reference to or authority from us and without enquiry by you as to the justification of such disclosure, such information relating to the Policy as the Security Agent may request you to disclose;

(iii)
if you have received notice from the Security Agent that the security has become enforceable to comply with the terms of any written notice, statement or instructions which you receive at any time from the Security Agent relating to the Policy; and

(iv)	promptly to notify the Security Agent of any claim being made under the Policy.

(5)
Please note that we may not agree to amend or waive the terms of, or assign or transfer our interest in, or give any consent or approval under the Policy, in each case without the prior written consent of the Security Agent.

The instructions in this letter may not be revoked or amended without the prior written consent of the Security Agent.

Please copy any communication regarding this Notice or the Policy to the Security Agent at Landesbank Baden-Württemberg  (FAO: Daniel Lachenmaier, Transaction Real Estate Cross Border (5713 H) and Natalie Braun, Vice President/Stv. Direktorin, Commercial Real Estate Finance Domestic and Global Investors (5610 H).

This letter (and all non-contractual obligations arising out of or in connection with it) are governed by English law, and is subject to the exclusive jurisdiction of the English courts.

Please acknowledge receipt of this letter, and confirm your agreement to the above, by signing the attached form of acknowledgement and returning it to the Security Agent at Transaction Real Estate Cross Border (5713 H) Landesbank Baden-Württemberg, Am Hauptbahnhof 2, 70173 Stuttgart for the attention of: Daniel Lachenmaier, MBA or Commercial Real Estate Finance Domestic and Global Investors, Landesbank Baden-Württemberg, Am Hauptbahnhof 2, D-70173 Stuttgart, Germany for the attention of: Natalie Braun, Vice President/Stv. Direktorin.

Yours faithfully
…………………………………………………
For and on behalf of
[Chargor]

Form of Acknowledgement from Insurers

To:	Landesbank Baden-Württemberg (as agent and security trustee for and on behalf of itself and the other Finance Parties)
Am Hauptbahnof 2
D-70173 Stuttgart
Germany

For the attention of: [♦]

Date:                                 20[ ]

Dear Sirs

Re:           Insurance Policy in respect of Stonecutter Court, London EC4 and 80-81 Farringdon Street, London EC4

Deed of debenture (the "Debenture") dated                          20[ ] between Sofina Properties Limited (the "Chargor") and Landesbank Baden-Württemberg (as agent and security trustee for and on behalf of itself and the other Finance Parties (as defined therein)) (the "Security Agent")

We acknowledge receipt from the Chargor of a notice dated [                                                                                                                     ] 20[ ] (the "Notice") in relation to the Policy (as defined in the Notice).

We accept the instructions and authorisations contained in the Notice, and confirm that we shall pay all sums due, and give notices, under the Policy as directed in the Notice.

We have not, as at the date of this acknowledgement, received any notice that any third party has or will have any right or interest whatsoever in or has made or will be making any claim or demand or taking any action whatsoever in respect of the Policy [so far as it relates to the interest of the Chargor]or any proceeds thereof.

We hereby confirm that the following endorsements have been made on the Policy:

(a)	the Security Agent is noted as [composite insured and first loss payee] [LBBW to confirm] on the Policy;

(b)
the Policy shall not be invalidated or prejudiced so far as the Security Agent is concerned by misrepresentation or non-disclosure on the part of the Chargor or any other person nor by any breach of the insuring conditions or any other act or omission unknown to or beyond the control of the Security Agent on the part of the Chargor or any other person;

(c)
we will not: (i) cancel the Policy; (ii) allow the same to elapse; or (iii) agree to any increase of any excess thereunder or other material amendment thereto or material reduction in cover thereto without (in the case of (i) or (ii)) first giving the Security Agent not less than thirty days' prior notice (specifying the action necessary to avoid the same); and

(d)
that no breach or default on the part of the Chargor of any terms of the Policy will be deemed to have occurred unless we have given notice of such breach to the Security Agent specifying how to make good such breach.

We unconditionally and irrevocably waive all rights of set-off, lien, combination of accounts and similar rights (however designated or described) which we may have now or in the future to the extent the same relate to amounts owed to us by the Chargor (and the proceeds thereof) and we will send you copies of all statements, orders and notices given by us relating to such debts.

This letter (and all non-contractual obligations arising out of or in connection with it) are governed by English law, and is subject to the exclusive jurisdiction of the English courts.

Yours faithfully
…………………………………………………
Authorised Signatory
For and on behalf of
[Insurer]

Schedule 6

Form of Notice to Contract Counterparties

[Date]

[Contract Counterparty]

Dear Sirs

Re:           [Describe agreement]

(1)	We refer to the [contract] dated [♦] 20[ ] and made between [	] (1) and [Contract Counterparty] (2) (the "Agreement")

(2)	We, [
] (the "Chargor"), give you notice that by a debenture (the "Debenture") dated [♦] 20[ ] between the Chargor (1) and Landesbank Baden-Württemberg (the "Security Agent") as security agent and trustee for itself and each of the other Finance Parties (as defined in the Debenture) (2) we assigned (by way of security)and/or charged all our right, title and interest in and to the Agreement and the monies from time to time due to the Chargor arising from that Agreement to the Security Agent upon the terms set out in the Debenture.

(3)	We irrevocably and unconditionally instruct and authorise you (notwithstanding any previous instructions which we may have given to the contrary):

(i)
if you receive notice from the Security Agent at any time that the security has become enforceable, to pay all sums payable by you under the Agreement to such account as the Security Agent may direct;1

(ii)
to disclose to the Security Agent without further reference to or authority from us and without enquiry by you as to the justification of such disclosure, such information relating to the Agreement as the Security Agent may request you to disclose; and

(iii)	to comply with the terms of any written notice, statement or instructions which you receive at any time from the Security Agent relating to the Agreement.

(4)           Please note that:

(i)
we shall remain liable to you to perform all obligations assumed by us under the Agreement, and the Security Agent, its agents and/or delegates, any receiver or any other similar person is under no obligation of any kind whatsoever thereunder; and

(ii)
we may not agree to amend or waive the terms of, or assign or transfer our interest in, or give any consent or approval under the Agreement, in each case without the prior written consent of the Security Agent.

(5)
Save as noted above, we will remain entitled to exercise all our rights, powers and discretions under the Agreement, and you should continue to give notices under the Agreement to us, unless and until you receive notice from the Security Agent to the contrary.  In this event, all the rights, powers, remedies and discretions (including, without limitation, any right to compel performance of the Agreement) will be exercisable by (or at the direction of), and notices must be given to, the Security Agent or as it directs.

(6)	This letter (and all non-contractual obligations arising out of or in connection with it) are governed by English law, and is subject to the exclusive jurisdiction of the English courts.

The instructions in this letter may not be revoked or amended without the prior written consent of the Security Agent.

Please acknowledge receipt of this letter by signing the attached form of acknowledgement and returning it to the Security Agent at Transaction Real Estate Cross Border (5713 H) Landesbank Baden-Württemberg, Am Hauptbahnhof 2, 70173 Stuttgart for the attention of: Daniel Lachenmaier, MBA or Commercial Real Estate Finance Domestic and Global Investors, Landesbank Baden-Württemberg, Am Hauptbahnhof 2, D-70173 Stuttgart, Germany for the attention of: Natalie Braun, Vice President/Stv. Direktorin.

Yours faithfully

......................................
For and on behalf of
[Chargor]

1 Assumes that contract monies are not payable to a specified account until an Event of Default.

Form of Acknowledgement from

Contract Counterparties

Date:

[           ]

[♦]

Landesbank Baden-Württemberg

in its capacity as Security Agent

For the attention of: [♦]

Dear Sirs

Re:           [insert Agreement]

We acknowledge receipt of a notice (the "Notice") dated [♦] 20[ ] and addressed to us by [ ] (the "Chargor") regarding the Agreement (as defined in the Notice) mentioned in such Notice and we accept the instructions and authorisations contained in, and agree to comply with the terms of, such Notice.

We acknowledge and confirm that:

(a)
(notwithstanding any terms of the Agreement to the contrary) we hereby consent to the creation of the assignment (by way of security) and/or charge] in respect of the Agreement as referred to in the Notice;

(b)
as at the date of this Acknowledgement, we have not received any notice that any third party has or will have any right or interest in, or has made or will be making any claim or demand or taking any action in respect of the rights of the Chargor under or in respect of the Agreement;

(c)	we will pay all sums due, and give notices, under the Agreement as directed in the Notice;

(d)	the Chargor may not agree to amend, waive the terms of, or assign or transfer its interest in, or give any consent or approval under, the Agreement without your consent; and

(e)
all remedies provided for in the Agreement (or otherwise available) and all rights, interests and benefits under (and all rights to compel performance of) the Agreement shall belong to and be exercisable by you or as you direct.

This letter (and all non-contractual obligations arising out of or in connection with it) are governed by English law, and is subject to the exclusive jurisdiction of the English courts.

Yours faithfully

......................................
For and on behalf of
[Contract Counterparty]

SIGNATORIES

Executed as a deed for and on behalf of  SOFINA PROPERTIES LIMITED, a company incorporated in the British Virgin Islands by
..................................................................... being a person who, in accordance with the laws of that territory, is acting under the authority of the company
…………………………………………………….. Authorised Signatory
Address for notices:
Address:                      Hines
2800 Post Oak Blvd., Suite 4800
Houston, Texas 77056, USA
FAO:                      Edmund Donaldson

Copy to Jason Maxwell by email to: Jason.Maxwell@hines.com

The Security Agent

Executed as a deed by LANDESBANK BADEN-WÜRTTEMBERG acting in its capacity as Security Agent as aforesaid through two of its authorised signatories	…………………………………………………….. Authorised Signatory Print name……………………………………... …………………………………………….………. Authorised Signatory Print name……………………………………...

Address for notices:

Name:Transaction Real Estate Cross Border (5713 H)
Landesbank Baden-Württemberg
Address:	Am Hauptbahnhof 2, D-70173 Stuttgart, Germany
Fax No:	+49 711 127-74422
Email:daniel.Lachenmaier@LBBW.de
FAO:	Daniel Lachenmaier, MBA

and

Name:Commercial Real Estate Finance Domestic
and Global Investors, Landesbank Baden-Württemberg
Address:	Am Hauptbahnhof 2, D-70173 Stuttgart, Germany
Fax No:	+49 (0) 711/127-74085
Email:natalie.braun@LBBW.de
FAO:	Natalie Braun, Vice President/Stv. Direktorin